Filed Pursuant to Rule 424(b)(3)
Registration No. 333-203202

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share	2,000,000	$25.88	$51,760,000	$6,015

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)	Estimated solely for purposes of computing the registration fee. In accordance to Rule 457(c) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based on the average of the high and the low prices per share of the registrant’s Class A common stock as reported on the New York Stock Exchange on May 28, 2015, which was $25.88 per share.
(3)	Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the Form S-3 Registration Statement of the Registrant filed with the Securities and Exchange Commission on November 18, 2011 (SEC File No. 333-178069), as amended, registering securities for a maximum aggregate offering price of $28,260,000 (the “Prior Registration Statement”). The associated filing fee of $3,219 for the 1,986,957 securities remaining under the Prior Registration Statement is hereby used to offset the current registration fee due. As a result, $2,796 is due in connection with this registration statement.

PROSPECTUS SUPPLEMENT

(To prospectus dated April 2, 2015)

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

2,000,000 Shares of Class A Common Stock

This prospectus supplement describes our Dividend Reinvestment and Direct Stock Purchase Plan, or the Plan, a direct share purchase plan designed to provide new investors and existing holders of our Class A common stock with a convenient and economical method to purchase shares of our Class A common stock and to reinvest cash dividends in the purchase of additional shares.

The Plan has two components:

•	a dividend reinvestment component, which permits Plan participants to invest all or a portion of the cash dividends paid on their shares of our Class A common stock to purchase additional shares of our Class A common stock, and

•	a direct stock purchase component, which permits Plan participants and new investors to purchase shares of our Class A common stock by making optional cash investments between $100 and $25,000 per month (unless we grant a waiver of the maximum amount).

Plan highlights include:

•	Any registered holder of our Class A common stock may elect to participate in the Plan.

•	Interested new investors who are not currently holders of our Class A common stock may make their initial purchase through the Plan.

•	Full or partial dividend reinvestment options.

•	Optional cash investments of up to $25,000 per month, and, with our prior approval, optional cash investments in excess of $25,000 per month, for the purchase of additional shares of our Class A common stock.

•	We may, in the future, offer a discount from the market price of our Class A common stock ranging from 0% to 5% (inclusive of any applicable sales or brokerage fees we pay on your behalf), at our sole discretion.

•	You may build your investment over time, starting with an initial investment of as little as $250, or $100, if you authorize automatic monthly cash investments.

•	You may access your account online to review and manage your investment.

•	Optional one-time debit or monthly automatic deductions from your bank account.

All references in this prospectus supplement to “shares” are to shares of our Class A common stock, par value $0.01 per share, and references to “stockholders” are to individuals or entities that hold shares. The term “new investor” refers to an individual or entity that does not hold shares prior to becoming a participant in the Plan.

This prospectus supplement relates to the offer and sale of up to 2,000,000 authorized but unissued shares of our Class A common stock under the Plan. Plan participants should retain this prospectus supplement for future reference.

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive.

Our shares are traded on the New York Stock Exchange, or NYSE, under the symbol “CLNY.”

You should read this prospectus supplement carefully so you know how the Plan works and retain it for future reference. If you have any questions about the Plan, please call the Plan Administrator, American Stock Transfer & Trust Company LLC, or AST, toll free at (888) 563-9653, 24 hours a day, seven days a week. Customer service representatives are available Monday through Friday, between the hours of 8:00 A.M. and 8:00 P.M. Eastern Time.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for certain risk factors to consider before you decide to invest in the Class A common stock offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 29, 2015

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the headings “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

Unless the context requires otherwise, references in this prospectus supplement to “Colony,” “the Company,” “we,” “us,” “our” or “our company” are to Colony Capital, Inc. (formerly Colony Financial, Inc.), a Maryland corporation, and its subsidiaries, including Colony Capital Operating Company, LLC, a Delaware limited liability company, which we refer to as our “Operating Partnership.” The term “you” refers to a prospective investor.

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The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement. We encourage you to read this prospectus supplement, as well as the information which is incorporated by reference herein, in their entireties. You should carefully consider the material risks of investing in our Class A common stock referenced under the caption “Risk Factors” of this prospectus supplement before making a decision to participate in the Plan. In this prospectus supplement, unless otherwise specified or if the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Colony Capital, Inc., a Maryland corporation, together with its consolidated subsidiaries.

SUMMARY OF THE PLAN

The following summary of our Dividend Reinvestment and Direct Stock Purchase Plan highlights selected information about the Plan, but may not contain all of the information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus supplement before you decide to participate in the Plan.

Participation

Current Stockholders. You can participate in the Plan if you currently own shares in the Company. You may participate in the Plan by completing an authorization form and submitting it to American Stock Transfer & Trust Company LLC, the Plan’s “Plan Administrator.” Please see Question 8 for more detailed information.

New Investors. If you do not own any shares in the Company, you can participate in the Plan by making an initial purchase of our shares through the Plan with a minimum initial investment of $250. Please see Question 8 for more detailed information.

Features of the Plan

•	Automatic Reinvestment of Dividends and Distributions. If you are a stockholder, you can automatically increase your holdings of our Class A common stock by reinvesting all or a portion of your cash dividends in additional shares. Please see Question 11 for more detailed information.

•	Optional Cash Investments. As a participant in the Plan, you can increase your holdings of our Class A common stock by investing a minimum of $100 and a maximum of $25,000 per month (unless we grant a waiver of the maximum amount). You can pay for such optional cash investments by check or by authorizing one or more electronic funds transfers from your bank checking or savings account at a U.S. Bank or financial institution. In certain instances we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. Please see Question 14 for more detailed information.

•	Initial Investment. If you are not a current stockholder, you can make an initial investment in our Class A common stock, starting with as little as $250, or $100 if you sign up for automatic monthly investments. Please see Question 8 for more detailed information.

Source of Shares

The Plan Administrator will purchase shares directly from us as newly issued Class A common stock, in the open market or in privately negotiated transactions with third parties. Please see Question 14 for more detailed information.

Purchase Price

The purchase price for shares under the Plan depends on whether the Plan Administrator obtains your shares by purchasing them directly from us, in the open market or in privately negotiated transactions with third parties:

With respect to cash dividend reinvestment purchases:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Dividend Reinvestment Date (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date. If shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments of $25,000 or less:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Cash Purchase Investment Date (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date. If shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments in excess of $25,000 made pursuant to requests for waiver:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on each trading day during the relevant Pricing Period (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. You will not be charged any fees or commissions with respect to such purchases.

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If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for the shares purchased on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf), as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. If shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

To maintain our compliance with the U.S. federal income tax rules applicable to REITs, we cannot, and will not under any circumstances, offer any discount on shares purchased pursuant to this Plan that exceeds 5% of the fair market value of the shares (inclusive of any applicable sales or brokerage fees we pay on your behalf), as determined for U.S. federal income tax purposes, on any particular investment date. Notwithstanding any other provision of the Plan or anything contained in this prospectus supplement, no provisions of the Plan shall be construed to permit a discount that would adversely affect our ability to qualify as a REIT.

Tracking Your Investments

As a Plan participant you will receive periodic statements showing the details of each transaction and the share balance in your Plan account. Please see Question 29 for more detailed information.

Plan Administrator

We have appointed American Stock Transfer & Trust Company LLC as our transfer agent and as the administrator of the Plan. Please see Question 4 for more detailed information.

THE COMPANY

Colony Capital, Inc. is a leading global real estate and investment management firm headquartered in Los Angeles, California with 14 offices in 10 countries and more than 300 employees. Prior to its combination with Colony Financial, Inc. in 2015, Colony Capital, LLC sponsored $24 billion of equity across a variety of distinct funds and investment vehicles that collectively invested over $60 billion of total capital. We target attractive risk-adjusted investment returns and our portfolio is primarily composed of: (i) general partner interests in our company sponsored private equity funds and vehicles; (ii) real estate equity; and (iii) real estate and real estate-related debt.

We were organized on June 23, 2009 as a Maryland corporation and completed our initial public offering in September 2009. We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2009. We are organized and conduct our operations to qualify as a REIT, and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT, although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the 1940 Act. Prior to April 2, 2015, we were externally managed and advised by a subsidiary of Colony Capital, LLC, a privately held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr., our Executive Chairman. On April 2, 2015, we became an internally managed company when we acquired our former external manager as part of the combination transaction described below.

As of April 2, 2015, we owned an approximate 81.2% ownership interest in Colony Capital Operating Company, LLC (the “Operating Partnership”). An additional 3.3% ownership interest in the Operating Partnership is held in a separate account for purposes of the Operating Partnership’s obligations with respect to Contingent Consideration (as defined below) that may become payable by the Operating Partnership. Substantially all of our assets are held by, and our operations are conducted through, the Operating Partnership.

Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA, 90404. Our telephone number is (310) 282-8820, and our website address is www.colonyinc.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement.

Combination with Colony Capital, LLC

On April 2, 2015, we acquired Colony Capital, LLC’s trademark name and substantially all of its real estate investment management business and operations (the “Combination”). While we continue to hold our significant ownership stake in Colony American Homes, Inc. (“CAH”) and will receive certain cost reimbursements under a transitional services agreement with CAH, we will not acquire Colony Capital LLC’s ownership interest in CAH or receive management fees from CAH due to the internalization of CAH’s management in November 2014. Upon consummation of the Combination, we became an integrated real estate investment management platform, employing personnel previously employed by Colony Capital, LLC. As a result of the Combination, we will be able to integrate and potentially expand Colony Capital, LLC’s investment management business and, as a result, diversify our revenue sources by receiving all in-place management fees previously payable to Colony Capital, LLC from the various programs it was managing at the time of the Combination. We also will be able to sponsor new investment vehicles as general partner under the Colony name and receive all ensuing fees and will receive carried interest from future investment programs (net of carried interest that we expect will be allocated to members of our management team, investment professionals and other individuals, which, consistent with market terms, we expect to be 40% of the carried interest earned). In connection with the Combination, we changed our name from “Colony Financial, Inc.” to “Colony Capital, Inc.” We reclassified our common stock as Class A common stock, which continues to be listed on the NYSE under the ticker symbol “CLNY.”

In connection with and at the closing of the Combination, we issued 1,427,608 shares of Class A common stock, and 563,987 shares of newly created Class B common stock (“Class B common stock”), and our Operating Partnership issued 21,336,169 units of membership interest (“OP units”). Each share of Class B common stock will be, at the holder’s option, convertible into one share of Class A common stock. Each OP unit will be redeemable, subject to the terms and conditions set forth in the operating agreement of the Operating Partnership, at the holder’s option, for cash equal to the average closing price of Class A common stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP units for shares of Class A common stock on a one-for-one basis, in lieu of cash.

In addition to the shares and OP units issued at closing, we may be required to issue, as contingent consideration in the Combination, up to 1,021,689 shares of Class A common stock, 90,991 shares of Class B common stock and 3,474,350 OP units, subject to multi-year performance targets for achievement of certain funds from operations per share targets and capital-raising thresholds from the funds management businesses (the “Contingent Consideration”). If the minimum performance target for either of these metrics is not met or exceeded, a portion of the Contingent Consideration paid in respect of the other metric would not be paid out in full.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 and our Quarterly Report for the quarterly period ended March 31, 2015, together with all the other information contained or incorporated by reference into this prospectus supplement and the risks we have highlighted in other sections of this prospectus supplement, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus supplement constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange of 1934, as amended, or the Exchange Act. We caution investors that any forward-looking statements presented in this prospectus supplement and the documents that we incorporate by reference herein are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the market, economic and environmental conditions in the industrial real estate, single-family rental, and lodging sectors;

•	any decrease in our net income and funds from operations as a result of the combination transaction with Colony Capital, LLC;

•	our ability to manage the combination with Colony Capital, LLC effectively;

•	our exposure to risks to which we have not historically been exposed, including liabilities with respect to the assets acquired from Colony Capital, LLC and ongoing liabilities and business risks inherent to Colony Capital, LLC’s business;

•	our business and investment strategy, including the ability of CAH Operating Partnership, L.P. (“CAH OP,” otherwise known as Colony American Homes) (in which we have a significant investment) to execute its single family home rental strategy;

•	our ability to generate revenue from the single-family homes in which we own an interest;

•	our ability to dispose of our real estate investments quickly;

•	the performance of the hotels in which we own an interest;

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our projected operating results;

•	actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. and global economy generally or in specific geographic regions;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the amount and value of commercial mortgage loans requiring refinancing in future periods;

•	the availability of attractive investment opportunities;

•	the availability and cost of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	our expected leverage;

•	the general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	the availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

We caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is incorporated by reference into this prospectus supplement. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, which will be considered to be incorporated by reference into this prospectus supplement. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our Class A common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, our Quarterly Report for the quarterly period ended March 31, 2015, together with all the other information contained or incorporated by reference into this prospectus supplement and the risks we have highlighted in other sections of this prospectus supplement.

TERMS AND CONDITIONS OF THE PLAN

The following constitutes our Dividend Reinvestment and Direct Stock Purchase Plan, as in effect beginning on the date first set forth on the cover page of this prospectus supplement.

PURPOSE

1.	What is the purpose of the Plan?

The primary purpose of the Plan is to give holders of shares of our Class A common stock and new investors a convenient and economical way to acquire additional shares of our Class A common stock by reinvesting all or a portion of the cash dividends paid on their shares of our Class A common stock to purchase additional shares of our Class A common stock and by making optional cash payments to purchase shares of our Class A common stock. In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our Class A common stock. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our Class A common stock to participants in the Plan.

ADVANTAGES AND DISADVANTAGES

2.	What are the advantages of the Plan?

The primary advantages of the Plan are as follows:

•	Direct Purchase of Initial Shares: New investors may enroll in the Plan by making an initial investment in shares of at least $250 (or $100 if you sign up for automatic monthly investments), but not more than $25,000 (unless we grant a waiver of the maximum amount).

•	Reinvestment of Dividends or Distributions: Participants may purchase additional shares of our Class A common stock automatically by reinvesting all or a portion of their cash dividends paid on shares of our Class A common stock. Dividend payments not reinvested will be paid by check or, upon request, by direct deposit to an account at a U.S. bank or financial institution.

•	Direct Purchase of Additional Shares through Optional Cash Investments: Participants may purchase additional shares of our Class A common stock by making optional cash investments of at least $100 per investment, with a maximum allowable investment of $25,000 per month (unless we grant a waiver of the maximum amount). In certain instances, we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. You can make optional cash investments by check or by authorizing a one-time debit or automatic monthly deductions from your bank checking or savings account.

•	Fractional Shares: All cash dividends or distributions paid on a participant’s shares and all cash investments made by a participant are fully invested in additional shares of our Class A common stock because the Plan permits fractional share interests to be credited to Plan accounts. In addition, dividends will be paid on, and may be reinvested with respect to, such fractional share interests.

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Discount: If we issue new shares of our Class A common stock to participants in the Plan, we may sell them at a discount of up to 5% from the market price of our Class A common stock (inclusive of any applicable sales or brokerage fees we pay on your behalf). We will pay all of your optional cash purchase fees and any related commissions on shares purchased directly from us and all of your dividend reinvestment transaction fees (regardless of whether the shares are acquired directly from us, in the open market or in privately-negotiated transactions), in each case, to the extent such fees and/or commissions, including any discount we offer on the shares, do not exceed 5% of the fair market value of the shares you acquire. If the Plan Administrator acquires our shares in the open market or in privately-negotiated transactions for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares, treating any applicable sales or brokerage fees we pay as included in the discount. You should note, however, that we are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. Any such discounts will be made at our sole discretion.

•	Certificates: Participants may request the issuance of share certificates for all or a portion of their Plan shares free of charge.

•	Certificate Safekeeping: The Plan offers a “safekeeping” service for a $7.50 fee, whereby record holders may deposit any stock certificates they may have with the Plan Administrator and have their certificated shares credited to their account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become book-entry shares, they may be transferred or sold through the Plan in a convenient and economical manner. The $7.50 fee will be waived if you elect to deposit your shares and, at the same time, sell them through the Plan.

•	Reduced Fees: The Plan provides participants with the opportunity to acquire additional shares of our Class A common stock directly from us without having to pay, subject to certain exceptions, the trading fees or service charges associated with an independent purchase.

•	Sale or Transfer of Shares: Participants may request the sale of a portion or all of their Plan shares. Participants may direct the Plan Administrator to transfer to another participant all or a portion of their Plan shares provided that all transfer requirements have been met. The proceeds of the sale, less an administrative fee of $15.00 and commission of $.10 per share, will be sent to you by check (generally within four days following the sale). A Form 1099-B will be mailed to you in February of each year.

•	Simplified Recordkeeping: The Plan Administrator will mail Plan statements after each dividend. In addition, an advice will be mailed to you after each purchase, which advice will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, commission paid, and transaction type and date.

3.	What are the disadvantages of the Plan?

The primary disadvantages of the Plan are as follows:

•	No Interest Paid on Funds Pending Investment: No interest is paid on dividends or optional cash investments held by the Plan Administrator pending reinvestment or investment or that may ultimately be returned to you. In addition, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $25,000 (unless this upper limit has been waived), are subject to return to you without interest. Moreover, purchases above the $25,000 limit that have been granted a waiver will also be subject to return to you without interest in the event that the Threshold Price, if any (see Question 17), is not met.

•	Purchase/Sale Price Determination: Participants have no control over the share price or the timing of the purchase or sale of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase or sell shares of our Class A common stock or the selection of a broker/dealer through or from whom purchases or sales are made. Participants will not know the exact number of shares purchased until after any particular investment date. In addition, because the Plan Administrator must receive funds for a cash purchase prior to the actual Cash Purchase Investment Date of the Class A common stock, your investments may be exposed to changes in market conditions.

•	Reinvested Dividends and Other Amounts may be Treated as Dividends for Tax Purposes: Participants who reinvest dividends paid on shares of our Class A common stock will be treated for U.S. federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment that may be owed on that dividend. In addition, in some cases the participant will be treated as having received an additional distribution attributable to any Plan discount that may be offered.

•	Purchase Price may be Higher than Market Price: Shares of Class A common stock purchased directly from us under the Plan are based on a formula described under Question 19 (or Question 17 for optional cash investments of more than $25,000). As a result of this formula, the purchase price under the Plan may exceed the open market price on any particular investment date.

•	No Assurance of a Profit or Protection from Losses on Shares Purchased under the Plan. Your investment in the Plan is no different from any investment in shares of our Class A common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares.

ADMINISTRATION

4.	Who will administer the Plan?

American Stock Transfer & Trust Company LLC has been appointed as administrator of the Plan. You should send all correspondence with the Plan Administrator to:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, NY 11219

All transaction processing should be directed to:

American Stock Transfer & Trust Company LLC

P.O. Box 922, Wall Street Station

New York, NY 10269-0560

Plan Administration Department

Please mention Colony Capital, Inc. and this Plan in all correspondence with the Plan Administrator. In addition, you may call the Plan Administrator at (888) 563-9653 or contact the Plan Administrator via the internet at www.amstock.com.

The Company may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If the Company changes the Plan Administrator, references in this prospectus supplement to Plan Administrator shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

5.	What are the responsibilities of the Plan Administrator?

The Plan Administrator’s responsibilities principally include:

•	administration of the Plan;

•	acting as your agent;

•	keeping records of all Plan accounts;

•	sending statements of activity to each participant;

•	purchasing and selling, on your behalf, all Class A common stock under the Plan; and

•	the performance of other duties relating to the Plan.

Holding Shares. If you purchase shares through optional cash payments and do not choose to have the dividends that are paid with respect to these shares reinvested, you must indicate that the shares are not to be enrolled in the dividend reinvestment program. The Plan Administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the Plan Administrator’s name (or that of its nominee) as your agent.

Receipt of Dividends. As record holder for the Plan shares, the Plan Administrator will receive dividends on all Plan shares held on the dividend record date, will credit these dividends to your Plan account on the basis of whole or fractional Plan shares held in such account, and will automatically reinvest such dividends in additional Class A common stock unless you select the cash payment only option on the authorization form or direct the Plan Administrator that you wish to receive cash payments only (which instructions can always be changed by providing notice to the Plan Administrator). Any remaining portion of cash dividends not designated for reinvestment will be sent to you. The record date associated with a particular dividend is referred to in this Plan as a “dividend record date.”

Other Responsibilities. The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for our Class A common stock.

Replacement Administrator. If the Plan Administrator resigns or otherwise ceases to act as Plan Administrator, we will appoint a new Plan Administrator to administer the Plan.

ELIGIBILITY AND ENROLLMENT

6.	Who is eligible to participate in the Plan?

Record Owners. You are a record owner if you own shares of our Class A common stock that are registered in your name with our transfer agent. If you are a record owner, you may participate directly in any or all of the features of the Plan.

Beneficial Owners. You are a beneficial owner if you own shares of our Class A common stock that are registered in the name of a broker, bank or other nominee. If you are a beneficial owner, you must either (i) become a record owner by having one or more shares transferred into your own name, or (ii) coordinate your participation in the Plan through the broker, bank or other nominee in whose name your Class A common stock is held.

New Investors. If you do not currently own shares of our Class A common stock, you can participate in the Plan by making an initial purchase of shares of our Class A common stock through the Plan with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments).

7.	Are there limitations on participation in the Plan other than those described under Question 6?

Regulations in certain countries may limit or prohibit participation in this type of plan. Persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or, if you are a corporation or other entity, where you are organized or domiciled. If you are a citizen of, or organized or domiciled in, a country other than the U.S., you should independently confirm that by participating in the Plan you will not violate local laws governing, among other matters, taxes, currency and exchange controls, stock registration and foreign investments. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.

The Plan is designed for long-term investors who would like to invest and build ownership of shares of our Class A common stock over time. The Plan is not intended to provide stockholders with a mechanism for generating short-term profits through rapid turnover of shares acquired at a discount. Further, the Plan’s intended purpose precludes any individual or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations or exceeding the optional monthly cash investment limit. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of shares of our Class A common stock. If you engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right, in our sole discretion, to modify, deny, suspend or terminate participation by a Plan participant who, in our determination, is using the Plan for purposes inconsistent with the intended purpose of the Plan or which adversely affect the price of our Class A common stock. In such an event, the Plan Administrator will notify the participant in writing of its action and will continue to hold the participant’s shares in book-entry form, but will no longer reinvest the participant’s dividends or accept optional cash investments from the participant.

We may also limit participation by some stockholders in order to maintain our status as a REIT. Please see Question 20 for more detailed information.

8.	How do I become a Plan participant?

Record Holders. Record holders may join the plan by completing and signing an authorization form and returning it to the Plan Administrator, or by following the enrollment procedures specified on the Plan Administrator’s website at www.amstock.com. Authorization forms may be obtained at any time by written request, by telephoning the Plan Administrator at the address and telephone number provided in Question 4, or via the internet at the Plan Administrator’s website. The initial minimum investment for existing record holders is $100.

Beneficial Holders. A beneficial holder may request that the number of shares the beneficial holder wishes to be enrolled in the Plan be re-registered by the broker, bank or other nominee in the beneficial holder’s own name as record owner in order to participate directly in the Plan. Alternatively, beneficial holders who wish to join the Plan may instruct their broker, bank or other nominee to arrange participation in the Plan on the beneficial holder’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the Plan Administrator with the information necessary to allow the beneficial holder to participate in the Plan.

New Investors. If you do not currently own any shares of our Class A common stock, you may enroll in the Plan by making an initial purchase of shares of our Class A common stock with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments), but your initial investment cannot exceed $25,000 (unless we grant a waiver of this maximum amount). The new investor should complete the portions of the authorization form for a new investor wishing to become a participant and should designate the amount of the initial purchase of shares of our Class A common stock. At the same time, the new participant may designate all, some portion or none of the purchased shares to be enrolled in the dividend reinvestment program. The authorization form should be returned to the Plan Administrator, with payment, on or before the applicable dates described in Question 9. The new investors may also follow the enrollment procedures specified on the Plan Administrator’s website at www.amstock.com to join the Plan. Online enrollment should be completed on or before the applicable dates described in Question 9. Once you are a stockholder, the minimum purchase amount is reduced to $100.

9.	When will my participation in the Plan begin?

If you are a current stockholder and your authorization form is received by the Plan Administrator on or before the dividend record date established for a particular dividend, reinvestment will commence with that dividend. If your authorization form is received after the dividend record date established for a particular dividend, reinvestment will begin on the Dividend Reinvestment Date following the next dividend record date if you are, or your broker, bank or other nominee is, still a record owner. Additionally, if you have submitted your authorization form and thus are enrolled in the Plan, and you wish to make optional cash payments to purchase shares under the direct stock purchase program, the Plan Administrator must receive full payment in advance of the applicable deadline.

In the case of new investors making an initial investment, both the authorization form and full payment of their designated initial investment must be received in advance of the applicable deadline.

Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan, we terminate your participation in the Plan or we terminate the Plan.

10.	What does the Plan Administrator’s website provide?

Instead of submitting an authorization form, you can participate in the Plan by accessing the Plan Administrator’s website at www.amstock.com. The following services are available to you online:

•	Enroll or terminate your participation in the Plan

•	Make initial and additional purchases of Class A common stock

•	Sell Class A common stock

•	Request a stock certificate for non-fractional shares of Class A common stock held in your Plan account

•	View your account history and balances

•	Establish automatic cash investment procedures through direct debit of your U.S. bank account

•	View Plan materials

DIVIDEND REINVESTMENT OPTIONS

11.	What are my dividend reinvestment options?

The dividend reinvestment option you elect can be applied to all your shares, whether held in certificate form, in direct registration or in the Plan.

•	Full Dividend Reinvestment. If this option is elected, the Plan Administrator will apply all cash dividends on all shares of our Class A common stock then or subsequently registered in your name, and all cash dividends on all Plan shares, together with any optional cash payments, toward the purchase of additional Plan shares. All withholding amounts will be withheld from cash dividends before the dividends are reinvested in the Plan.

•	Partial Dividend Reinvestment. If this option is elected, the Plan Administrator will apply all cash dividends on only the number of shares of our Class A common stock then or subsequently registered in your name and specified on the authorization form and all cash dividends on all Plan shares, together with any optional cash payments, toward the purchase of additional Plan shares, minus applicable withholding amounts, if any. Under the Emergency Economic Stabilization Act passed by the United States Congress in 2008, if you elect the partial dividend reinvestment option, you must reinvest at least 10% of your dividend distribution each Dividend Reinvestment Date.

Unless you designate otherwise, you will be enrolled as having selected the full dividend reinvestment option. In addition, if you return a properly executed authorization form to the Plan Administrator without electing an investment option, you will be enrolled as having selected the full dividend reinvestment option.

Change of Option. You may select any one of the options desired, and the designated options will remain in effect until you specify otherwise by indicating a different option on a new authorization form, by withdrawing some or all shares from the Plan in favor of receiving cash dividends or in order to sell your Class A common stock, or until your participation in the Plan, or the Plan itself, is terminated.

12.	When are dividends reinvested?

If the Plan Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such cash dividends on the date the dividend is paid, which we refer to as the “Dividend Reinvestment Date.” If the Dividend Reinvestment Date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. If the Plan Administrator acquires shares from parties other than us, such purchases will occur during a period beginning on the Dividend Reinvestment Date or, if the Dividend Reinvestment Date falls on a day that is not a NYSE trading day, the next NYSE trading day, and ending no later than thirty-five (35) days following that date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.

OPTIONAL CASH INVESTMENTS

13.	How do I make optional cash investments?

Once you have enrolled in the Plan by submitting an authorization form, you may make optional cash investments at any time in three ways:

•	One-Time Online Investment. You may make a one-time optional cash investment by accessing your account online at www.amstock.com. To purchase shares via online investment, you must authorize the withdrawal of funds from your bank account by electronic funds transfer.

•	Automatic Monthly Investments. If you wish to make regular periodic purchases without writing checks, you can authorize automatic monthly withdrawals from your U.S. bank account. Participants’ bank accounts are debited on the 25th day of each month (or, if that day is not a business day, then on the prior business day), and funds will be invested beginning on the next applicable investment date. You can authorize automatic monthly withdrawals by accessing your account at www.amstock.com, or by completing and submitting to the Plan Administrator an automatic cash investment form, which you may obtain online or by telephoning the Plan Administrator. To terminate monthly purchases by automatic deduction, you must send the Plan Administrator written, signed directions or follow the procedures specified on the Plan Administrator’s website at www.amstock.com.

•	Check. You may send the Plan Administrator a check in U.S. dollars drawn on a U.S. bank or Canadian financial institution and made payable to “American Stock Transfer & Trust Company LLC.” If you are not in the United States, please contact your bank to verify that it can provide you with a check that clears through a U.S. bank or Canadian financial institution and that the dollar amount printed is in U.S. Dollars. The Plan Administrator is unable to accept payment in the form of checks that clear through non-U.S. banks. The Plan Administrator will not accept payment in the form of cash, money orders, traveler’s checks or third-party checks. To facilitate the processing of your investment, please use the appropriate form attached to your account statement and mail your check and form to American Stock Transfer & Trust Company LLC as indicated on the form. You may obtain an Optional Cash Investment form by accessing your account online at www.amstock.com or by calling the Plan Administrator.

Insufficient Funds. A $25 fee will be assessed if any check or deposit is returned unpaid or if an automatic withdrawal from your bank account fails due to insufficient funds. In addition, the Plan Administrator will consider null and void the request for any optional cash investment associated with insufficient funds and will immediately remove any shares already credited to your account in anticipation of receiving those funds. The foregoing fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

No interest is paid on your payment pending its investment in shares of our Class A common stock. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States, or (ii) obligations fully guaranteed by the United States. The Plan Administrator will retain any investment income from such investments and will bear the risk of loss from such investments.

14.	When will shares be purchased?

Initial and Optional Cash Investments up to and including $25,000. If the Plan Administrator acquires shares directly from us, then the Cash Purchase Investment Date for cash investments up to and including $25,000 will be on the last NYSE trading day of each month, which we refer to as the “Cash Purchase Investment Date.” If the Plan Administrator acquires shares from parties other than us, it will attempt to buy shares of our Class A common stock in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the Cash Purchase Investment Date, and will be completed no later than thirty-five (35) days following such date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.

Initial and Optional Cash Investments in Excess of $25,000. The investment dates for optional cash investments in excess of $25,000 per month are discussed in response to Questions 16 and 17.

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the Plan.

15.	What are the minimum and maximum amounts for optional cash investments under the Plan?

Optional cash investments are subject to a monthly minimum purchase requirement of $100 and a maximum purchase limit of $25,000. In certain instances, however, we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. Any optional cash purchase that is less or more than the permitted investment amounts will be returned to you without interest. Please see Questions 16 and 17 for more detailed information on optional cash investments in excess of $25,000.

For purposes of the Plan, we may aggregate all dividend reinvestments and optional cash investments for participants with more than one account using the same name, address, social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, we may limit their participation to only one Plan account. In addition, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined, in our sole discretion, that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

16.	How do I make an optional cash investment over the maximum monthly amount under the Plan?

Optional cash investments in excess of $25,000 per month may be made only if we have decided to consider approving requests for waiver in any given month and only pursuant to requests for waiver that we have approved in writing. For each month, the “Investor Relations” section of our website (www.colonyinc.com) will provide one of the three following sets of information regarding optional cash investments made pursuant to requests for waiver:

•	that we will not be considering approving optional cash investments made pursuant to requests for waiver in a given month;

•	that we will be considering approving optional cash investments made pursuant to requests for waiver in a given month. If this is the case, we will provide relevant information, such as the Pricing Period; the Threshold Price, if any; the Waiver Discount, if any; and whether or not the Pricing Period Extension Feature or Continuous Settlement Feature will be activated; or

•	that we have not yet determined whether or not we will be considering approving optional cash investments made pursuant to requests for waiver in a given month. If this is the case, we will provide a date later in the month when our website will provide information regarding whether or not we will be considering approving optional cash investments made pursuant to requests for waiver in that month.

Requests for waiver forms, which can be obtained on the “Investor Relations” section of our website (www.colonyinc.com) and on the Plan Administrator’s website (www.amstock.com), should be completed and sent to us by facsimile at 1-212-593-5433 no later than 2:00 p.m. Eastern Time, on the third business day prior to the first trading day of the Pricing Period. We will respond to each request for waiver by the close of business (5:00 p.m. Eastern Time) on the second business day prior to the first trading day of the Pricing Period. Unless we agree otherwise, no later than the first business day prior to the first day of the Pricing Period, the Plan Administrator must receive good funds by check, electronic funds transfer or wire transfer as directed on the request for waiver form, which must be approved by us.

We have the sole discretion to approve or reject any requests for waiver during any given month. In deciding whether to approve requests for waiver, we will consider relevant factors, including, but not limited to, whether the Plan Administrator is then acquiring shares directly from us or acquiring shares in the open market or in privately negotiated transactions, our need for additional funds, the attractiveness of obtaining such additional funds through the sale of shares of our Class A common stock through the Plan as compared to other sources of funds, the purchase price likely to apply to any sale of shares of our Class A common stock under the Plan, the applicant submitting the request, the extent and nature of such applicant’s prior participation in the Plan, the number of shares of our Class A common stock held by such applicant, the Pricing Period, and the aggregate amount of optional cash investments for which requests for waiver have been submitted by all applicants. If such requests for waiver are submitted for any particular month for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests for waiver in order of receipt, pro rata or by any other method that we, in our sole discretion, determine to be appropriate.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash investments in excess of $25,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver.

17.	What additional provisions apply to optional cash investments made pursuant to an approved request for waiver?

Pricing Period. In any month in which we decide to consider approving requests for waiver, we will specify a pricing period, which we refer to as the “Pricing Period,” that will consist of a number of separate days during which shares of our Class A common stock trade on the NYSE. An equal proportion of your optional cash investment pursuant to an approved request for waiver will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. We will specify the Pricing Period (i.e., the date on which the Pricing Period will begin and end) for a given month under the “Investor Relations” section of our website (www.colonyinc.com). In any month in which we decide to consider approving requests for waiver, there will be only one Pricing Period in that month.

In addition, we may elect to activate for any particular Pricing Period a pricing period extension feature that will provide that the Pricing Period will be extended by the number of trading days that the Threshold Price (described below) is not satisfied, or on which there are no trades of our Class A common stock reported on the NYSE, subject to a maximum extension of five trading days. We refer to this feature as the “Pricing Period

Extension Feature.” If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional trading day that has been added to such Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our Class A common stock were not reported. For example, if the Pricing Period is 10 trading days, and the Threshold Price is not satisfied for three out of those 10 trading days in the Pricing Period, and we had previously announced at the time of the request for waiver approval that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then funds will be invested on those three trading days (or a subset thereof) in lieu of the three days during the Pricing Period on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash investments pursuant to requests for waiver will be invested in that month.

Threshold Price. In any month in which we decide to consider approving requests for waiver, we may establish a minimum purchase price per share of our Class A common stock, which we refer to as the “Threshold Price,” applicable to shares purchased pursuant to any requests for waiver that we approve in that month. We will establish any Threshold Price in our sole discretion after a review of current market conditions, the level of participation in the Plan and our need for additional funds. The Threshold Price will be a stated dollar amount that the volume-weighted average sales prices per share of our Class A common stock as reported on the NYSE for each trading day of the Pricing Period in any approved request for waiver must equal or exceed. We will exclude from the Pricing Period and from the determination of the purchase price of all optional cash investments made pursuant to approved requests for waiver during such Pricing Period any trading day within such Pricing Period for which the Threshold Price is not satisfied, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. For each trading day of the relevant Pricing Period on which the Threshold Price is not satisfied, the Plan Administrator will return a pro rata portion of the participant’s investment funds to the participant without interest, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. Thus, for example, if the Threshold Price is not satisfied for three trading days out of a 12-day Pricing Period, then three-twelfths (i.e., 25%) of the participant’s investment funds will be returned to the participant without interest, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. A “trading day” means any day on which shares of our Class A common stock trade on the NYSE.

Waiver Discount. In any month in which we decide to consider approving requests for waiver, we may establish a discount rate, which we refer to as a “Waiver Discount,” applicable to shares of our Class A common stock purchased pursuant to any requests for waiver that we approve in that month. The Waiver Discount will range from 0% to 5% (inclusive of any applicable sales or brokerage fees we pay on your behalf) and is subject to change for future Pricing Periods or complete discontinuance, in our sole discretion, without prior notice to applicants, after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. The Waiver Discount will apply uniformly to all optional cash investments made pursuant to all approved requests for waiver for a particular Pricing Period.

Settlement. Shares of our Class A common stock purchased pursuant to requests for waiver will be posted to your Plan account within three business days following the end of the Pricing Period. Alternatively, in the case where shares of our Class A common stock will be purchased directly from us pursuant to requests for waiver, we may elect to activate a continuous settlement feature, which we refer to as the “Continuous Settlement Feature,” pursuant to which shares of our Class A common stock will be posted to your Plan account within three business days following each separate trading day beginning on the first trading day in the Pricing Period and ending on the final trading day in the Pricing Period, with an equal amount of funds being invested on each trading day, subject to the qualifications set forth above. We will state in any approved request for waiver whether we have elected to activate the Continuous Settlement Feature for such Pricing Period.

CLASS A COMMON STOCK PURCHASES

18.	What is the source of shares to be purchased under the Plan?

All dividends reinvested through the Plan and all optional cash investments will be used to purchase either newly issued shares directly from us, shares on the open market or in privately negotiated transactions with third parties, at our discretion. Shares purchased directly from us will consist of authorized but unissued shares of Class A common stock. We may change the source of the Class A common stock for the Plan, in our sole discretion, without providing you notice that we are doing so.

19.	At what price will shares be purchased?

With respect to cash dividend reinvestment purchases:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Dividend Reinvestment Date, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date. If shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments of $25,000 or less:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Cash Purchase Investment Date (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date. If shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments in excess of $25,000 made pursuant to requests for waiver:

•

If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. You will not be charged any fees or commissions with respect to such purchases.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for the shares purchased on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. If shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

Dividend reinvestments and optional cash purchases will be treated as separate and distinct transactions. Accordingly, to the extent that dividend reinvestments and optional cash purchases occur on the same trading day or days, it is possible that the price at which shares of our Class A common stock are acquired pursuant to dividend reinvestments may differ from the price at which shares of our Class A common stock are acquired pursuant to optional cash purchases. In addition, if dividend reinvestments and optional cash purchases occur concurrently or close in time to one another, the price at which our shares are acquired under the Plan could be higher as a result of such transactions, which could result in Plan participants receiving fewer shares in connection with dividend reinvestments and/or optional cash purchases than might otherwise be the case.

We may in the future, at our sole discretion, offer a discount of up to 5% of the market price, as calculated as set forth herein (inclusive of any applicable sales or brokerage fees we pay on your behalf), on purchases of Class A common stock under the Plan. We are not required to sell shares issued by us at a discount to the Plan or to pay a discount with respect to shares purchased by the Plan Administrator in the open market. We are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. If we implement discounts on any feature of the Plan, any such discounts will be made at our sole discretion; and the discount rate we may offer will be subject to change or discontinuance at our discretion and without prior notice to participants in the Plan. The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the Plan, our current and projected capital needs and other factors that we deem to be relevant. To find out whether we are offering discounts under the Plan you may check the “Investor Relations” section of our website (www.colonyinc.com) to determine if we are offering any such discounts.

To maintain our compliance with the U.S. federal income tax rules applicable to REITs, we cannot, and will not under any circumstances, offer any discount on shares of our Class A common stock purchased pursuant to this plan that exceeds 5% of the fair market value of the shares (inclusive of any applicable sales or brokerage fees we pay on your behalf), as determined for U.S. federal income tax purposes, on any particular investment date. Notwithstanding any other provision of this plan or anything contained in this prospectus supplement, no provisions of this plan shall be construed to permit a discount that would adversely affect our ability to qualify as a REIT.

20.	Are there any other limits on the purchase of shares of Class A common stock under the Plan?

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of Class A common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Following consummation of the Combination and the amendment of our charter, in order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our Class A common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

In addition, our charter prohibits any “designated investment entity” (other than a person who has been granted an exemption) from actually or constructively owning more than 9.9% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive). A “designated investment entity” is defined in the charter as:

•	an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Internal Revenue Code;

•	an entity that qualifies as a regulated investment company under Section 851 of the Internal Revenue Code; or

•	a “qualified investment manager”, which is defined in the Amended and Restated Charter to mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities, (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended, and (iii) who has or shares voting power and investment power under Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended;

provided, that in each case, so long as each beneficial owner of such designated investment entity or, in the case of a designated investment entity that is a qualified investment manager, of the shares owned by such designated investment entity, would satisfy the ownership limit applicable to common stock as described above if those beneficial owners owned directly their proportionate share of our common stock owned by the designated investment entity.

If and to the extent a person (other than a designated investment entity) actually or constructively owned, on the effective date of the amendment and restatement of our charter, shares of our common stock in excess of the generally applicable 8% common stock ownership limit described above, such person will be treated as not owning shares of our common stock in violation of such generally applicable common stock ownership limit. Instead, such person will generally be prohibited from actually or constructively owning our common stock in excess of the more restrictive of either (a) the generally applicable 9.8% common stock ownership limit that applied immediately prior to the the amendment and restatement of our charter, or (b) such person’s lowest actual or constructive percentage ownership, at any time following the effective date of the amendment and restatement of our charter, of our common stock (by value or by number of shares, whichever is more restrictive, but not less than the generally applicable 8% common stock ownership limit described above). This “grandfather provision” does not limit the application of the other restrictions on ownership of our stock set forth in the charter, including the restrictions described in the following paragraph.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in our owning (directly or indirectly) an interest in a tenant that is described in

Section 856(d)(2)(B) of the Code if income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of our gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations, covenants and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our Class A common stock or might otherwise be in the best interest of our stockholders.

STOCK CERTIFICATES AND SAFEKEEPING

21.	Will I receive certificates for shares purchased through the Plan?

Normally, Class A common stock purchased for you under the Plan will be held in the name of the Plan Administrator or its nominee. The Plan Administrator will credit the shares to your Plan account in “book-entry” form. This service protects against loss, theft or destruction of certificates evidencing Class A common stock.

22.	Can I get certificates if I want them?

No certificates will be issued to you for shares in the Plan unless you submit a written request to the Plan Administrator or until your participation in the Plan is terminated. At any time, you may request the Plan Administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the Plan Administrator at the address set forth in the answer to Question 4 or made via the internet at www.amstock.com. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.

23.	May I deposit stock certificates I currently hold into my Plan account for safekeeping?

You may also elect to deposit with the Plan Administrator certificates for other Class A common stock that you own and that are registered in your name for safekeeping under the plan for a fee of $7.50 payable each time you deposit certificates with the Plan Administrator. The Plan Administrator will credit the Class A common stock represented by the certificates to your account in “book-entry” form and will combine the shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell shares of Class A common stock through the Plan. Because you bear the risk of loss in sending certificates to the Plan Administrator, you should send certificates by registered mail, return receipt requested, and properly insured for 3% of the total value of the shares to the address specified in Question 4 above.

24.	In whose name will certificates be registered when issued?

Your Plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the Plan. Stock certificates for those shares purchased under the Plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

SALE AND TRANSFER OF SHARES

25.	How can I transfer or give gifts of shares?

You may transfer or give gifts of Class A common stock to anyone you choose (subject to the restrictions set forth in our Articles of Restatement, as amended from time to time, and restrictions imposed by U.S. federal and state securities laws) by contacting the Plan Administrator. Transfers may be made in book-entry form, or a certificate may be issued and sent to the new owner. You can transfer to a person who already has a Plan account, or you can set up a new Plan account if the person does not have one.

To perform the transfer, send a written letter of instruction to the Plan Administrator setting forth the full registration name and address of the new participant, as well as the social security number of the new participant. The letter should indicate the number of shares (full and fractional, if any) which should be transferred to the new participant. All individuals listed in the account registration must sign the instructions. The signatures must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If you need additional assistance regarding the transfer of your shares, please telephone the Plan Administrator. You also may find information and obtain forms on the Plan Administrator’s website at www.amstock.com.

You may not pledge any shares of our Class A common stock held in your Plan account as collateral for a loan or other obligation. If you wish to pledge shares of our Class A common stock held in your Plan account, you first must withdraw the number of shares you propose to pledge from your Plan account and request a physical certificate for that number of shares. Your request must be submitted in writing to the Plan Administrator.

26.	How can I sell shares?

You may instruct the Plan Administrator to sell all or any part of the shares held in your Plan account by doing any of the following:

•	access the Plan Administrator’s website at www.amstock.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Sell. D/R Shares;”

•	call (888) 563-9653 to access the Plan Administrator’s automated telephone system; or

•	complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator.

If there is more than one individual owner on the Plan account, all participants must authorize the transaction and sign the instruction. As with purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made daily. The Plan Administrator may, at its discretion, sell shares less frequently (but not later than five trading days after receipt) if the total number of the shares to be sold is not sufficient.

If you sell or transfer only a portion of the shares in your Plan account, you will remain a participant in the Plan and may continue to make optional cash investments and reinvest dividends. The Plan Administrator will continue to reinvest the dividends on the shares credited to your account unless you notify the Plan Administrator that you wish to withdraw from the Plan.

The Plan requires you to pay all costs associated with the sale of your shares under the Plan. You will receive the proceeds of the sale, less a $15 service fee per transaction and a $0.10 per share commission paid to the Plan Administrator and less any other applicable fees by check along with a Form 1099-B for income tax purposes (generally within four days following the sale).

Termination of Account Upon Sale of All Shares. If the Plan Administrator sells all shares held in your Plan account, the Plan Administrator will automatically terminate your account. In this case, you will have to complete and file a new authorization form to rejoin the Plan.

Timing and Control. Because the Plan Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan have the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our shares. That is, if you send in a request to sell shares, it is possible that the market price of our shares could go down or up before the broker sells your shares and the per share sales price you receive will be the average price of all shares sold for Plan participants with respect to that sale date. In addition, you will not earn interest on a sales transaction.

The price of our Class A common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares of our Class A common stock. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made.

TERMINATION OF PARTICIPATION

27.	How do I terminate my participation?

You may discontinue the reinvestment of your dividends at any time by notifying the Plan Administrator in writing at its mailing address or via its internet address specified in the answer to Question 4. To be effective for any given dividend payment, the Plan Administrator must receive notice three business days before the Dividend Reinvestment Date for such dividend payment. If the request to terminate participation is received less than three business days before the Dividend Reinvestment Date, than that dividend will be reinvested. After the Plan Administrator terminates your account, future dividends will be paid out in cash on all balances. Upon termination of your Plan account, you will receive a certificate for the whole shares held for you under the Plan free of charge. A cash payment will be made for any fractional shares held in your account at the time of termination based on the current market value less any applicable sales fees. Alternatively, if you so direct, the Plan Administrator will sell all or part of the shares credited to your Plan account by using the transaction stub on the bottom of your statement and mailing it to the address listed in Question 4. You may also make this request via the Plan Administrator’s internet site at www.amstock.com.

FEES AND COMMISSIONS

28.	What are the costs of participating in the Plan?

You will not pay any trading fees, brokerage commissions or service fees on Class A common stock purchased directly from us through the Plan or in connection with any dividend reinvestment transactions (regardless of whether the shares are acquired directly from us, in the open market or in privately-negotiated transactions). You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with the purchase of shares of our Class A common stock in the open market or in privately negotiated transactions or in connection with your sale of shares from the Plan. We will pay all costs of administration of the Plan. Please refer to the following tabular summary of Plan fees and commissions for more information regarding the current costs of participating in the Plan:

Summary of Fees and Commissions

Enrollment fee for new investors:	None

Purchase of shares from the Company:	None

Purchase of shares in the open market or in privately negotiated transactions:	$0.05 per share

Sale of shares (partial or full):	$15.00 per transaction

Trading fees (applicable when shares are sold in the open market):	$0.10 per share

Termination fee:	$15.00 per transaction

Gift or transfer of shares:	None

Deposit of stock certificates:	$7.50 per deposit

Issuance of share certificates:	None

Returned checks for insufficient funds or rejected automatic withdrawals:	$25.00

Duplicate statements:	$25.00 (current year free)

The Administrator will deduct the applicable fees or commissions from funds available to purchase shares or from the proceeds from a sale.

We and the Administrator reserve the right to amend or modify this Plan Service Fee schedule at any time and from time to time.

REPORTS AND NOTICES TO PARTICIPANTS

29.	How will I keep track of my investments?

The Plan Administrator will mail Plan statements after each dividend. In addition, an advice will be mailed to you after each purchase, which advice will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, commission paid, and transaction type and date.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan. In addition, you will receive copies of other communications sent to our stockholders, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders and Internal Revenue Service information for reporting dividends paid.

You can also view your account history and balance online by accessing the Plan Administrator’s website at www.amstock.com.

30.	Where will notices be sent?

The Plan Administrator will address all of its notices to you at your last known address. You should notify the Plan Administrator promptly, in writing, of any change of address.

FEDERAL TAX CONSEQUENCES

31.	What are some of the U.S. federal income tax consequences of a stockholder’s participation in the Plan?

A summary of the U.S. federal income tax consequences of holding shares of Class A common stock in a REIT generally is set forth in the section titled “U.S. Federal Income Tax Considerations” in the accompanying prospectus. A summary of the tax consequences to participants in the Plan is set forth below in the section titled “U.S. Federal Income Tax Considerations—Tax Consequences of Participation in the Plan.” We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the Plan and your subsequent sale of shares of Class A common stock acquired pursuant to the Plan.

32.	What are the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders?

A summary of the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders is set forth in the section titled “U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities—U.S. Holders” in the accompanying prospectus.

OTHER INFORMATION

33.	How can I vote my shares?

You will receive proxy material for all shares in your Plan account. You may vote your shares of Class A common stock either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of stockholders. The proxy will be voted in accordance with your direction. If you do not provide voting instructions but timely and properly submit your proxy, all of your shares will be voted in accordance with the resolutions of the board of directors. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted unless you vote in person at the meeting of stockholders.

34.	If we have a rights offering related to the Class A common stock, how will a stockholder’s entitlement be computed?

Your entitlement in a rights offering related to the Class A common stock will be based upon the number of whole shares credited to your Plan account. Rights based on a fraction of a share credited to your Plan account will be sold for that account and the net proceeds will be invested as an optional cash investment on the next Cash Purchase Investment Date. In the event of a rights offering, transaction processing may be curtailed or suspended by the Plan Administrator for a short period of time following the dividend record date for such action to permit the Plan Administrator to calculate the rights allocable to each account.

Transaction processing may be curtailed or suspended until the completion of any rights offering.

35.	What happens if we declare a dividend payable in stock or declare a stock split?

Stock Dividends and Stock Splits. If dividends are paid in the form of shares of our Class A common stock, or if shares of our Class A common stock are distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of shares of our Class A common stock paid or distributed. You will receive a statement indicating the number of shares or amount of cash dividends paid as a result of the transaction. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

Other Capitalization Changes. If there occurs any other transaction that results in the number of outstanding shares of our Class A common stock being increased or decreased, such as a recapitalization, reclassification, reverse stock split or other combination of shares of our Class A common stock, or other increase or decrease in shares of our Class A common stock effectuated without receipt of consideration by us, each account balance will be adjusted to reflect the results of such transaction. You will receive a statement indicating the effects of such transaction on your account balance.

36.	Can the Plan be amended, modified, suspended or terminated?

We reserve the right to amend, modify, suspend or terminate the Plan at any time in our sole discretion. You will receive written notice of any material amendment, modification, suspension or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan in our discretion.

If we terminate the Plan, you will receive a certificate for all whole shares of Class A common stock held in your Plan account and a check representing the value of any fractional shares based on the then-current market price. We also will return to you any uninvested dividends or optional cash payments held in your Plan account.

We reserve the right to terminate American Stock Transfer & Trust Company LLC as Plan Administrator and appoint another institution to serve as Plan Administrator, or to administer the Plan ourselves. All participants will receive notice of any such change, which may be by e-mail to participants electing to receive communications electronically of any such change.

37.	Are there any risks associated with the Plan?

Your investment in the Plan is no different from any investment in shares of our Class A common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. For more information regarding risks relating to an investment in shares of our Class A common stock, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, our Quarterly Report for the quarter ended March 31, 2015, and in the other reports we have filed with the Securities and Exchange Commission.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and on the forms that are designed to accompany each investment or activity.

In addition, the purchase price for shares acquired through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related Dividend Reinvestment Date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.

38.	What are the responsibilities of Colony and the Plan Administrator?

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and on the forms that are designed to accompany each investment or activity. This limitation of liability includes, but is not limited to, any claims of liability for:

•	failure to terminate an account upon the death of a participant before receiving written notice of such death and a request to terminate participation from a qualified representative of the deceased;

•	failure by a participant to receive communications regarding the Plan, when the participant fails to update changes to the address or e-mail address on file with the Plan Administrator;

•	purchase or sale prices reflected in a participant’s Plan account or the dates of purchases or sales of a participant’s Plan shares; or

•	any fluctuation in the market value of a participant’s Plan Shares after any purchase or sale of shares.

We, any of our agents and the Plan Administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including U.S. federal and state securities laws. Since the Plan Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Plan Administrator’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, employees or stockholders will have any personal liability under the Plan.

We, any of our agents and the Plan Administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition and other factors. The board of directors may change the amount and timing of dividends at any time without notice.

39.	How will you interpret and regulate the Plan?

Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary and desirable in connection with the Plan’s operations. Any such determination by us will be conclusive and binding on Plan participants.

40.	What law governs the Plan?

The laws of the State of Maryland govern the Plan.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, as amended by Amendment No. 1 to the Form 10-K filed on March 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 11, 2015;

•	our Definitive Proxy Statement filed with the SEC on April 6, 2015 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014);

•	our Current Reports on Form 8-K (excluding any information furnished therein) filed on January 27, 2015, April 2, 2015, April 13, 2015, May 11, 2015 and May 22, 2015; and

•	the description of our Class A common stock included in our Registration Statement on Form 8-A/A filed with the SEC on April 2, 2015, which incorporates by reference the description of our Class A common stock from our Registration Statement on Form S-3 (Reg. No. 333-203202) and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony Capital, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyinc.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS SUPPLEMENT.

USE OF PROCEEDS

We will receive proceeds from the sale of shares of our Class A common stock that the Plan Administrator purchases directly from us on behalf of the Plan. We will not receive proceeds from the sale of our Class A common stock that the Plan Administrator purchases in the open market or in privately negotiated transactions. We intend to use the net proceeds from the sale of such shares of our Class A common stock issued under the Plan for general corporate purposes, including acquiring target assets and repaying indebtedness. Since the price of the Class A common stock offered under the Plan is based on future market prices, we are unable to make an advance determination of the price at which shares of our Class A common stock will be sold to Plan participants, the proceeds of such sale or the number of shares of Class A common stock that will be sold directly by us under the Plan.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares of our Class A common stock in the open market or in privately negotiated transactions, we will sell directly to you through the Plan Administrator the shares of our Class A common stock acquired under the Plan. The shares of our Class A common stock, including shares acquired pursuant to requests for waiver, may be resold in market transactions on any national securities exchange on which Class A common stock trades or in privately negotiated transactions. Our Class A common stock currently is listed on the NYSE. Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. Persons who acquire shares of our Class A common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant under the Plan, nor will we enter into any agreement with any such person regarding such person’s purchase of such shares or any resale of distribution thereof. Under some circumstances, we may, however, approve requests for optional cash investments by such person in excess of the allowable maximum limitations. If such requests are submitted for any Cash Purchase Investment Date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro-rata or by any other method which we determine to be appropriate.

In connection with optional cash investments in which the Plan Administrator purchases shares of our Class A common stock in the open market or in privately-negotiated transactions, you will pay any applicable sales or brokerage fees. You also will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

U.S. FEDERAL INCOME TAX CONSIDERATIONS—TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

General

We plan to offer stockholders and prospective stockholders the opportunity to participate in the Plan. Although we do not initially anticipate offering common stock at a discount or discounting the purchase price of our common stock under the Plan, in the future, at our sole discretion, common stock acquired from us, in the open market or in privately negotiated transactions pursuant to the Plan may be acquired at a discount as determined and set by us from time to time, ranging from 0% to 5%, taking into account any applicable sales and brokerage fees we pay on your behalf.

Amounts Treated as a Distribution

Generally, a Plan participant will be treated as having received a distribution with respect to our common stock for U.S. federal income tax purposes in an amount determined as described below:

•	A stockholder who participates in the either the Full or Partial Dividend Reinvestment investment options under the Plan and whose dividends are reinvested in shares of our common stock that are purchased directly from us, purchased in the open market, or purchased through privately negotiated transactions, will be treated for U.S. federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to our common stock equal to the fair market value of our common stock credited to the stockholder’s Plan account (plus any applicable sales or brokerage fees we pay on your behalf) on the date the dividends are reinvested. The amount of the distribution deemed received (and that will be reported on the Form 1099-DIV received by the stockholder) may exceed the amount of the cash dividend that was reinvested due to a discount that may be offered on the purchase price of the common stock purchased.

•	A stockholder who participates in the optional cash investment and dividend reinvestment features of the Plan and who purchases common stock at a discount through the optional cash investment feature will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to its common stock equal to the fair market value of our common stock credited to the stockholder’s Plan account on the date the stock is purchased (plus any applicable sales or brokerage fees we pay on your behalf) less the amount paid by the stockholder for our common stock. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash investments in our common stock made through the Plan.

•	Although the tax treatment with respect to a stockholder who participates only in the optional cash investment feature of the Plan and does not participate in either the Full or Partial Dividend Reinvestment investment options under the Plan is not entirely clear, if a discount is offered, we will report the discount as a distribution to the stockholder on Form 1099-DIV. If no discount is offered, a stockholder will not be treated as having received a distribution from us. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash investments in our common stock made through the Plan.

•	Newly enrolled participants who are making their initial investment in our common stock through the optional cash investment feature of the Plan and therefore are not currently our stockholders should not be treated as receiving a distribution from us, even if a discount is offered. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash purchases of our common stock made through the Plan.

•

You will not pay any trading fees, brokerage commissions or service fees on common stock purchased directly from us through the Plan. You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with the purchase of shares of our common stock in the open market or in privately negotiated transactions or in connection with your sale of shares from the

Plan. We will pay all costs of administration of the Plan. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that the administrative costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares of common stock. However, because the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the administrative costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your shares. For this and other reasons, we may in the future take a different position with respect to these costs.

In the situations described above, a stockholder will be treated as receiving a distribution from us even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions paid by us, as described in the accompanying prospectus under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Stockholders,” “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Securities—Taxation of Tax-Exempt U.S. Holders,” or “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Securities—Taxation of Non-U.S. Holders,” as applicable.

Basis and Holding Period in Shares Acquired Pursuant to the Plan

Subject to the discussion below regarding the “average basis method,” the tax basis for our common stock acquired by reinvesting cash distributions through the Plan generally will equal the fair market value of our common stock on the date of distribution (plus the amount of any brokerage fees paid by the stockholder). Accordingly, if we offer a discount on the purchase price of our common stock purchased with reinvested cash distributions, the tax basis in our common stock would include the amount of any discount. The holding period for our common stock acquired by reinvesting cash distributions will begin on the day following the date of distribution.

Subject to the discussion below regarding the “average basis method,” the tax basis in our common stock acquired through the optional cash investment generally will equal the cost paid by the participant in acquiring our common stock, including any brokerage fees paid by the stockholder. If we offer a discount on the purchase price of our common stock purchased by making an optional cash investment, then the tax basis in those shares of common stock also would include any amounts taxed as a dividend. The holding period for our common stock purchased through the optional cash investment feature of the Plan generally will begin on the day our shares of common stock are purchased for the participant’s account.

Absent an election to the contrary from you, the Plan Administrator intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our common stock acquired by or for you under the Plan. The FIFO method of computing tax basis will apply to shares acquired by or for you under the Plan, except to the extent you provide notice to the Plan Administrator that you elect to use the average basis method of computing the tax basis of your shares under the Plan or another permitted method. The Plan complies with recent Treasury Regulations, which generally allow taxpayers to elect to use the average basis method with respect to shares of stock acquired in connection with a dividend reinvestment plan if the plan requires the reinvestment of at least 10% of every dividend. As a result, you may make an election to use the average basis method of determining such tax basis at any time, and such method will apply to all dispositions of shares under the Plan following such election. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Withdrawal of Shares from the Plan

When a participant withdraws common stock from the Plan and receives stock certificates, the participant will not realize any taxable income. However, if the participant receives cash for a fractional share, the participant will be required to recognize gain or loss with respect to that fractional share.

Effect of Withholding Requirements

Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the Plan. See “U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities” in the accompanying prospectus for a discussion of the withholding requirements that apply to other distributions that we pay. All withholding amounts will be withheld from distributions before the distributions are reinvested under the Plan. Therefore, if a stockholder is subject to withholding, distributions which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount.

LEGAL MATTERS

Hogan Lovells US LLP will pass upon the validity of the Class A common stock being offered pursuant to the Plan and certain federal income tax matters.

EXPERTS

The consolidated financial statements of Colony Capital, Inc. (the Company, formerly Colony Financial, Inc.) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014, as amended, (including the schedules appearing therein) and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our Class A common stock, par value $0.01 per share;

•	Shares of our preferred stock, par value $0.01 per share;

•	Depositary shares representing our preferred stock;

•	Warrants to purchase our Class A common stock, preferred stock or depositary shares representing preferred stock; and

•	Rights to purchase our Class A common stock

We refer to our Class A common stock, preferred stock, depositary shares, warrants and rights collectively as the “securities.”

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 73. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “CLNY.” On April 1, 2015, the last reported sale price of our Class A common stock on the NYSE was $26.19 per share. Our Class A common stock was previously designated as our “common stock,” and was re-designated in connection with the combination transaction with Colony Capital, LLC described further herein. Our Series A Preferred Stock is listed under the symbol “CLNYPrA” and our Series B Preferred Stock is listed under the symbol “CLNYPrB,” in each case on the NYSE. Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA 90404, and our telephone number is (310) 282-8820.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 2, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Colony Capital, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Colony Capital Operating Company, LLC, a Delaware limited liability company, which we refer to as our “Operating Partnership.”

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our

SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.colonyinc.com. You should not consider information on our website to be part of this prospectus.

Our Class A common stock is listed under the symbol “CLNY,” our Series A Preferred Stock is listed under the symbol “CLNYPrA” and our Series B Preferred Stock is listed under the symbol “CLNYPrB,” in each case on the New York Stock Exchange, or the NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, as amended by Amendment No. 1 to the Form 10-K filed on March 31, 2015;

•	our Definitive Proxy Statement filed with the SEC on April 1, 2014 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

•	our Current Reports on Form 8-K filed on January 27, 2015 and April 2, 2015;

•	the description of our Class A common stock included in our Registration Statement on Form 8-A filed with the SEC on September 14, 2009, which incorporates by reference the description of our Class A common stock from our Registration Statement on Form S-11 (Reg. No. 333-160323), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Colony Capital, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony Capital, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyinc.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act, and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the market, economic and environmental conditions in the industrial real estate, single-family rental, and lodging sectors;

•	any decrease in our net income and funds from operations as a result of the combination transaction with Colony Capital, LLC;

•	our ability to manage the combination with Colony Capital, LLC effectively;

•	our exposure to risks to which we have not historically been exposed, including liabilities with respect to the assets acquired from Colony Capital, LLC and ongoing liabilities and business risks inherent to Colony Capital LLC’s business;

•	our business and investment strategy, including the ability of CAH Operating Partnership, L.P. (“CAH OP,” otherwise known as Colony American Homes) (in which we have a significant investment) to execute its single family home rental strategy;

•	our ability to generate revenue from the single-family homes in which we own an interest;

•	our ability to dispose of our real estate investments quickly;

•	the performance of the hotels in which we own an interest;

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our projected operating results;

•	actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. and global economy generally or in specific geographic regions;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the amount and value of commercial mortgage loans requiring refinancing in future periods;

•	the availability of attractive investment opportunities;

•	the availability and cost of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	our expected leverage;

•	the general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	the availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2014, this prospectus supplement and the accompanying prospectus, and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

Colony Capital, Inc. is a leading global real estate and investment management firm headquartered in Los Angeles, California with 14 offices in 10 countries and more than 300 employees. Prior to its combination with Colony Financial, Inc. in 2015, Colony Capital, LLC sponsored $24 billion of equity across a variety of distinct funds and investment vehicles that collectively invested over $60 billion of total capital. We target attractive risk-adjusted investment returns and our portfolio is primarily composed of: (i) general partner interests in our company sponsored private equity funds and vehicles; (ii) real estate equity; and (iii) real estate and real estate-related debt.

We were organized on June 23, 2009 as a Maryland corporation and completed our initial public offering in September 2009. We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2009. We are organized and conduct our operations to qualify as a REIT, and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT, although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the 1940 Act. Prior to April 2, 2015, we were externally managed and advised by a subsidiary of Colony Capital, LLC, a privately held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr., our Executive Chairman. On April 2, 2015, we became an internally managed company when we acquired our former external manager as part of the combination transaction described below.

As of April 2, 2015, we own an approximate 81.2% ownership interest in the Operating Partnership. Substantially all of our assets are held by, and our operations are conducted through, the Operating Partnership.

Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA, 90404. Our telephone number is (310) 282-8820, and our website address is www.colonyinc.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any applicable prospectus supplement.

Combination with Colony Capital, LLC

On April 2, 2015, we acquired Colony Capital, LLC’s trademark name and substantially all of its real estate investment management business and operations (the “Combination”). While we continue to hold our significant ownership stake in Colony American Homes, Inc. (“CAH”) and will receive certain cost reimbursements under a transitional services agreement with CAH, we will not acquire Colony Capital, LLC’s ownership interest in CAH or receive management fees from CAH due to the internalization of CAH’s management in November 2014. Upon consummation of the Combination, we became an integrated real estate investment management platform, employing personnel previously employed by Colony Capital, LLC. As a result of the Combination, we will be able to integrate and potentially expand Colony Capital, LLC’s investment management business and, as a result, diversify our revenue sources by receiving all in-place management fees previously payable to Colony Capital, LLC from the various programs it was managing at the time of the Combination. We also will be able to sponsor new investment vehicles as general partner under the Colony name and receive all ensuing fees and will receive carried interest from future investment programs (net of carried interest that we expect will be allocated to members of our management team, investment professionals and other individuals, which, consistent with market terms, we expect to be 40% of the carried interest earned). In connection with the Combination, we changed our name from “Colony Financial, Inc.” to “Colony Capital, Inc.” We reclassified our common stock as Class A common stock, which continues to be listed on the NYSE under the ticker symbol “CLNY.”

In connection with and at the closing of the Combination, we issued 1,427,608 shares of Class A common stock, and 563,987 shares of newly created Class B common stock (“Class B common stock”), and our Operating Partnership issued 21,336,169 units of membership interest (“OP units”). Each share of Class B common stock will be, at the holder’s option, convertible into one share of Class A common stock. Each OP unit will be redeemable, subject to the terms and conditions set forth in the operating agreement of the Operating Partnership, at the holder’s option, for cash equal to the average closing price of Class A common stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP units for shares of Class A common stock on a one-for-one basis, in lieu of cash.

In addition to the shares and OP units issued at closing, we may be required to issue, as contingent consideration in the Combination, up to 1,021,689 shares of Class A common stock, 90,991 shares of Class B common stock and 3,474,350 OP units, subject to multi-year performance targets for achievement of certain funds from operations per share targets and capital-raising thresholds from the funds management businesses (the “Contingent Consideration”). If the minimum performance target for either of these metrics is not met or exceeded, a portion of the Contingent Consideration paid in respect of the other metric would not be paid out in full.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, together with all the other information contained or incorporated by reference into this prospectus and the risks we have highlighted below and in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Our Common and Preferred Stock

The market price and trading volume of our common and preferred stock may vary substantially.

The stock markets, including the NYSE, on which our Class A common and preferred stock are listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our Class A common stock and preferred stock is likely to be similarly volatile, and investors in our Class A common stock and preferred stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our publicly traded securities could be subject to wide fluctuations in response to a number of factors, including those listed herein and in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and others such as:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated changes in our business strategy or prospects;

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our earnings estimates;

•	publication of research reports about us or the real estate industry;

•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

•	increases in market interest rates that lead purchasers of our common and preferred stock to demand a higher yield;

•	the use of significant leverage to finance our assets;

•	changes in market valuations of similar companies;

•	additions to or departures of our key personnel;

•	actions by our stockholders;

•	changes in accounting principles;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•	general market and economic conditions.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of our preferred stock is the annual yield from distributions on our preferred stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of our preferred stock to demand a higher annual yield, which could reduce the market price of our preferred stock.

Additionally, in the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their publicly traded securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income (excluding our net capital gains and without regard to the deductions for dividends paid) each year in order to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income (including our net capital gain), we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2014. Moreover, we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders in the future. Therefore, although we anticipate making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any such distributions.

Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected.

Our board of directors will make determinations regarding distributions based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of the underlying assets; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our Class A common stock.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gain to the extent that they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital generally is not taxable to the extent of a stockholder’s basis in our stock, but has the effect of reducing the basis of a stockholder’s investment in our stock.

Future offerings of debt or equity securities, which could rank senior to our common or preferred stock, may adversely affect the market price of our common or preferred stock.

If we decide to issue debt or equity securities in the future, which could rank senior to our common stock, our 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference of $25 per share (“Series A Preferred Stock”) or our 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference of $25 per share (“Series B Preferred Stock,” and together with our Series A Preferred Stock, “Preferred Stock”), it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue, such as our 3.875% convertible senior notes and our 5.00% convertible senior notes (collectively, the “Convertible Notes”) and any such securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock or Preferred Stock and may result in dilution to owners of our common stock or Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common and preferred stock will bear the risk of our future offerings reducing the market price of our Class A common stock and diluting the value of their stock holdings in us.

Holders of our preferred stock have extremely limited voting rights.

Holders of our Preferred Stock have extremely limited voting rights. Our common stock is the only class of our capital stock carrying full voting rights. Voting rights for holders of Series A Preferred Stock and Series B Preferred exist primarily with respect to the ability to appoint (together with holders of our parity equity securities having similar voting rights, if any) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Stock or Series B Preferred Stock, as applicable, are in arrears, and with respect to voting on amendments to our charter or our Series A Preferred Stock or Series B Preferred Stock Articles Supplementary, as applicable, that materially and adversely affect the rights of Series A Preferred Stock or Series B Preferred Stock holders, as applicable, or create additional classes or series of preferred stock that are senior to our Series A Preferred Stock or Series B Preferred Stock, as applicable. Other than in extremely limited circumstances, holders of Preferred Stock will not have any voting rights.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership in exchange for OP Units. Our Operating Partnership intends to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness and the acquisition of our target assets in a manner consistent with our investment strategies and investment guidelines, including (i) real estate equity, including direct property and real estate platform investments; and (ii) real estate and real estate-related debt, including new originations and loans acquired at a discount to par in the secondary market. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies).

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of loss before income taxes before adjustment for noncontrolling interest and income from equity investees, fixed charges and distributed income of equity investees, less noncontrolling interest in pre-tax earnings of consolidated subsidiaries with no fixed charges. “Fixed charges” consist of interest expense, including amortization of loan costs.

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011		Year Ended December 31, 2010
Ratio of earnings to combined fixed charges and preferred stock dividends	2.4	3.2	3.3	8.5	(1)	18.6	(1)

(1)	The Company did not have any shares of preferred stock issued and outstanding for the periods presented.

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 449,000,000 shares of our Class A common stock, $0.01 par value per share (“Class A common stock”) and up to 1,000,000 shares of our Class B common stock, $0.01 par value per share (“Class B common stock,” and, together with the Class A common stock, our “common stock”). Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of common stock without stockholder approval. As of April 2, 2015, 111,693,454 shares of our Class A common stock and 563,987 shares of our Class B common stock were issued and outstanding on a fully diluted basis.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

All shares of our Class A common stock offered by this prospectus will be duly authorized, validly issued, fully paid and non-assessable. No shares of our Class B common stock are being offered by this prospectus.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of our Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to thirty-six and one half (36.5) votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors.

Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of our stock, including our Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors, and declared by us out of assets legally available therefor. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any stock with preferential rights related thereto, including our Preferred Stock. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Holders of shares of common stock have no preference, conversion (other than as described below with respect to the Class B common stock), exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Subject to any preferences on other outstanding shares of our company, if and when our board of directors authorizes or declares a dividend or distribution with respect to the Class A common stock, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or distribution with respect to each share of Class B common stock.

In the event of any liquidation, dissolution or winding up of our company or any distribution of our company’s assets, each holder of Class B common stock will be entitled to participate, together with the Class A common stock and any other class of stock not having a preference over Class B common stock, in the distribution of any remaining assets after payment of our company’s debts and liabilities and distributions to holders of shares having a preference over the Class B common stock.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. As of April 2, 2015, 13,530,000 shares of preferred stock were outstanding.

Power to Increase or Decrease Authorized Shares of Our Common Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to cause to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our shares of stock or otherwise be in the best interest of our stockholders. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. For a description of these ownership restrictions and other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Conversion of Class B Common Stock

In connection with the Combination, we issued 563,987 shares of Class B common stock. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and expect as may otherwise be specified in the terms of any class or series of common stock, each share of Class B common stock, which shall only be issued in conjunction with the issuance of OP Units (in a ratio of no more than one (1) share of Class B common stock for every thirty-five and one-half (35.5) OP Units), shall convert automatically into one fully-paid and non-assessable share of Class A common stock (i) if Mr. Barrack or any of his family members (or trusts for the benefit of his family members) directly or indirectly transfers beneficial ownership of Class B common stock other than among each other, and (ii) if Mr. Barrack directly or indirectly transfers beneficial ownership of OP Units directly or indirectly held by him, other than to a “Qualified Transferee,” any Qualified Transferee directly or indirectly transfers beneficial ownership of OP Units directly or indirectly held by it other than to Mr. Barrack or to another Qualified Transferee, or a Qualified Transferee that beneficially owns OP Units ceases at any time to continue to be a “Qualified Transferee” (which, as described below, may include the failure of a Qualified Transferee that is an executive of ours to be employed by us or a divorce or annulment), in each case for every group of between one (1) and thirty-five and one-half (35.5) OP Units involved in such transfer or cessation. In other words, with respect to clause (ii), one share of Class B common stock will convert automatically for every group of between one (1) and thirty-five and one-half (35.5) OP Units involved in any transfer or cessation. “Qualified Transferee” means Colony Capital, LLC and Colony Capital Holdings, LLC and any member of CCH Management Partners I, LLC, CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC for so long as any such person remains employed by us or our affiliates, any family member or affiliate of such persons or any person controlled by any combination of one or more of such persons or their family members. The purpose of this automatic conversion feature is to ensure that the holders of Class B common stock do not at any time have votes in excess of the number of OP Units then held by them (or the other permitted holders described above); to the extent that a share of Class B common stock or any group of up to thirty-five and one-half (35.5) OP Units is transferred or ceases to be held by a permitted holder, a share of Class B common stock will convert into one share Class A common stock, thereafter carrying only one vote.

Each holder of Class B common stock shall have the right, at the holder’s option at any time and from time to time, to convert all or a portion of such holder’s Class B common stock into an equal number of fully paid and non-assessable shares of Class A common stock by delivering the certificates (if any) representing the shares of Class B common stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class B common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15. Currently, we have six directors. Our charter and bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Our bylaws provide that at least a majority of our directors will be “independent,” with independence being defined in the manner established by our board of directors and in a manner consistent with listing standards established by the NYSE.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There is no assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and fill vacancies and (3) require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Ownership Limit

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

Our charter provides that we may issue up to 50,000,000 shares of our preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval.

Outstanding Preferred Stock

As of April 2, 2015, 10,080,000 shares of our preferred stock have been designated as Series A Preferred Stock, of which 10,080,000 shares were issued and outstanding and 3,450,000 shares of our preferred stock have been designated as Series B Preferred Stock, of which 3,450,000 shares were issued and outstanding.

Our Series A Preferred Stock and Series B Preferred Stock rank senior to our common shares with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of our affairs. Dividends on our Series A Preferred Stock and our Series B Preferred Stock are cumulative and payable quarterly on or about the 15th day of each January, April, July and October at the rate of 8.50% per annum of its liquidation preference (in the case of the Series A Preferred Stock), which is equivalent to $2.125 per annum per share and at the rate of 7.50% per annum of its liquidation preference (in the case of the Series B Preferred Stock), which is equivalent to $1.875 per annum per share. If we liquidate, dissolve or windup, holders of our Series A Preferred Stock and our Series B Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities. On and after March 20, 2017 (in the case of the Series A Preferred Stock) and June 19, 2019 (in the case of the Series B Preferred Stock), we may, at our option, redeem such preferred stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. In addition, upon certain changes of control of the company, holders of our Series A Preferred Stock and Series B Preferred Stock will have the right (unless we have elected to exercise our special optional redemption right to redeem such preferred stock) to convert some or all their Series A Preferred Stock or Series B Preferred Stock into shares of our Class A common stock at the conversion rate described in the articles supplementary setting forth the terms of such preferred stock. Except in certain limited circumstances, holders of our Series A Preferred Stock and Series B Preferred Stock have no voting rights.

Future Series of Preferred Stock

The following description sets forth certain general terms of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock, including any restrictions on the repurchase or redemption of such preferred stock by the Company while there is an arrearage in the payment of dividends or sinking fund installments, if applicable;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our Class A common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of federal income tax considerations applicable to such preferred stock;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of preferred stock is American Stock Transfer & Trust Company.

Certain Provisions of Maryland Law and Our Charter and Bylaws

See “Description of Common Stock—Certain Provisions of Maryland Law and Our Charter and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. Holders of our depositary shares will be subject to the same restrictions as holders of our preferred stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. Holders of warrants to purchase our Class A common stock or our preferred stock will, upon exercise of the warrant, be subject to these ownership limits. Such limits could restrict the warrant holder’s ability to exercise the warrants it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares Class A common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. Holders of rights to purchase our Class A common stock will, upon exercise of the rights, be subject to these ownership limits. Such limits could restrict the rights holder’s ability to exercise the rights it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Following consummation of the Combination and the amendment of our charter, in order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our charter generally prohibits any person (other than a person who has been granted an exception or a “designated investment entity” (as defined below)) from actually or constructively owning more than 8.0% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock and Series B Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock or Series B Preferred Stock, respectively. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

In addition, our charter prohibits any “designated investment entity” (other than a person who has been granted an exemption) from actually or constructively owning more than 9.9% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive). A “designated investment entity” is defined in the charter as:

•	an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Internal Revenue Code;

•	an entity that qualifies as a regulated investment company under Section 851 of the Internal Revenue Code; or

•	a “qualified investment manager”, which is defined in the Amended and Restated Charter to mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities, (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended, and (iii) who has or shares voting power and investment power under Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended;

provided, that in each case, so long as each beneficial owner of such designated investment entity or, in the case of a designated investment entity that is a qualified investment manager, of the shares owned by such designated investment entity, would satisfy the ownership limit applicable to common stock as described above if those beneficial owners owned directly their proportionate share of our common stock owned by the designated investment entity.

If and to the extent a person (other than a designated investment entity) actually or constructively owned, on the effective date of the amendment and restatement of our charter, shares of our common stock in excess of the generally applicable 8% common stock ownership limit described above, such person will be treated as not owning shares of our common stock in violation of such generally applicable common stock ownership limit. Instead, such person will generally be prohibited from actually or constructively owning our common stock in excess of the more restrictive of either (a) the generally applicable 9.8% common stock ownership limit that applied immediately prior to the the amendment and restatement of our charter, or (b) such person’s lowest actual or constructive percentage ownership, at any time following the effective date of the amendment and restatement of our charter, of our common stock (by value or by number of shares, whichever is more restrictive, but not less than the generally applicable 8% common stock ownership limit described above). This “grandfather provision” does not limit the application of the other restrictions on ownership of our stock set forth in the charter, including the restrictions described in the following paragraph.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of our gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations, covenants and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock, preferred stock, and depositary shares (for purposes of this section only, collectively referred to as the “securities”). As used in this section, references to the terms “Company,” “we,” “our,” and “us” mean only Colony Capital, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we have operated and will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. holders (as defined below), except to the extent discussed below in “—Taxation of Holders of Our Securities—Taxation of Non-U.S. Holders;”

•	persons holding 10% or more (by vote or value) of our securities;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our securities on behalf of other persons as nominees;

•	persons holding our securities through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	REITs;

•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Holders of our Securities—Taxation of Tax-Exempt U.S. Holders”

•	trusts and estates; or

•	U.S. expatriates.

This summary assumes that holders of our securities will hold the securities as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of us as a REIT and of holders of our securities depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our securities will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our securities.

Taxation of Colony Capital, Inc.

We elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT, and we expect to continue to operate in such manner.

The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with this prospectus. We have received an opinion of Hogan Lovells US LLP to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our current and proposed method of operation will enable us to continue meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, the nature and value of our assets (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the types of income we earn in each taxable year (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the past, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, and have made specific factual representations about our future performance to Hogan Lovells US LLP, given the highly complex nature of the rules governing REITs, the ongoing importance and subjectivity of factual determinations, and the possibility of future changes in our circumstances, no assurance has been given or can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed only as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our holders of securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of ownership by holders of our securities and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Hogan Lovells US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan Lovells US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination, whether for past, current, or future periods, and based upon the types of assets that we own and intend to own, such values can vary rapidly, significantly and unpredictably. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. Similarly, the income we earn from our assets may not be earned when or in the proportions anticipated. For example, we may encounter situations in which a relatively small investment generates a higher than expected return in a particular year (or vice versa).

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we have been or will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT.”

Provided that we qualify as a REIT, we will be entitled at the REIT level to a deduction from our taxable income for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax at the REIT level on our taxable income that is currently distributed to holders of our securities. This treatment substantially eliminates the “double taxation” at the REIT and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder level upon a distribution of dividends by the REIT to its stockholders. By contrast, we do and will pay U.S. federal and state corporate income tax on the net taxable income of our “taxable REIT subsidiaries.” Due to the nature of the assets in which we invest, we expect our taxable REIT subsidiaries will have a material amount of assets and net taxable income.

Most holders who are individual U.S. holders (as defined below) are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. holders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to holders of our securities, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Holders of Our Securities.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	We (or holders of our securities) may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Prohibited Transactions,” and “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%). See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property.”

•	We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our securities are held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of holders of our securities, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a TRS) if certain arrangements between us and any TRSs we may own do not reflect arm’s length terms.

•	If we acquire any appreciated asset from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such asset during the 10-year period beginning on the day the asset of a non-REIT C corporation is transferred to us in a carry-over basis transaction. The results described in the preceding sentence could occur, for instance, if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the appreciation would be measured as of the beginning of the year in which we first re-qualify as a REIT.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a holder of our securities would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the holder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the holder’s tax basis in our securities.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to U.S. federal and state corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Internal Revenue Code provides that conditions (1), (2), (3) and (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements.

A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Relief from Violations; Reasonable Cause

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification as a REIT—Gross Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification as a REIT—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s pro rata share of the capital interests in the partnership. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships are treated as our assets and items of income for purposes of applying the REIT requirements. A further summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in the Operating Partnership.”

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Requirements for Qualification as a REIT —Asset Tests” and “—Requirements for Qualification as a REIT —Gross Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions. See “—Requirements for Qualification as a REIT—Gross Income Tests,” “—

Requirements for Qualification as a REIT—Asset Tests” and “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT,” below, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Ownership of Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A QRS is any corporation, other than a TRS that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a QRS. See “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

Ownership of Taxable REIT Subsidiaries. In general, a REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary or “TRS.” The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to a REIT is an asset in the hands of the REIT, and the REIT generally treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect the income and asset test calculations that apply to the REIT. Because a REIT does not include the assets and income of TRSs or other taxable subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly certain activities that the REIT rules might otherwise preclude the REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to holders of our securities who are taxed at individual rates currently may be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements” and “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders.”

We have acquired equity interests in several hotel properties as a result of foreclosure proceedings. We have leased such properties to a subsidiary of a TRS, which has contracted with a hotel management company to manage the hotel properties. A TRS may not directly or indirectly manage or operate a lodging facility or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Although a TRS may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and is operated on behalf of the TRS by an “eligible independent contractor.” A “qualified lodging facility” is, generally, a hotel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel. “Customary amenities” must be customary for other properties of a comparable size and class owned by other owners unrelated to the REIT. An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the TRS or any REITs with which the TRS is affiliated. A hotel management company that otherwise would qualify as an “eligible independent contractor” with regard to a TRS of a REIT will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of the REIT, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of the REIT (determined with respect to a REIT whose shares are regularly traded on an established securities market by taking into account only the shares held by persons owning, directly or indirectly, more than 5% of the outstanding shares of the REIT and, if the stock of the eligible independent contractor is publicly traded, 5% of the publicly traded stock of the eligible independent contractor).

We have taken and we continue to take all steps reasonably practicable to ensure that no TRS will engage in “operating” or “managing” our hotel properties and that the hotel management companies engaged to operate and manage our hotel properties qualifies and will continue to qualify as an “eligible independent contractor” with regard to our TRS. In that regard, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationships between the hotel management companies engaged to operate and manage the hotel properties and the REIT’s other shareholders could impact the hotel management companies’ ability to satisfy the applicable ownership limit. Because of the broad scope of the attribution rules of Section 318 of the Internal Revenue Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify a hotel management company as an eligible independent contractor, which could in turn disqualify us as a REIT.

In addition to the restrictions discussed above with respect to lodging and health care facilities, current restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest paid or accrued by a TRS to its parent REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

We hold a significant amount of assets in one or more TRSs, but are subject to the limitation that securities in TRSs may not represent more than 25% of our assets. There can be no assurance that we have met or will be able to continue to comply with the 25% limitation.

In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. It is possible that the TRS (or other entities in which we own a direct or indirect interest) through which any sales of securities are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, a TRS generally would mark all the securities it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, a TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Ownership of Subsidiary REITs. We currently own and may in the future acquire direct or indirect interests in one or more other REITs. We believe that each such REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if such an entity fails to qualify as a REIT, then (i) the entity would become subject to regular U.S. corporate income tax, as described herein (see “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT” below), and (ii) our equity interest in such entity would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, QRSs and TRSs. See “—Requirements for Qualification as a REIT—Asset Tests” below. If an entity fails to qualify as a REIT, it is possible that we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT, unless we could avail our self of certain relief provisions.

Ownership of Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We, directly or through entities in which we own an interest, have entered into, and may enter into, financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a QRS that is a TMP. If a REIT owns directly, or indirectly through one or more QRSs or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a QRS and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. It is possible that, based on future financing structures or investments, we would have a QRS that is a TMP or a subsidiary that is a REIT and a TMP or a separate corporation that is taxable as a corporation.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including:

1.	interest income derived from mortgage loans secured by real property (including certain types of MBSs);

2.	“rents from real property;”

3.	dividends or other distributions on, and gain from the sale of, shares in other REITs;

4.	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers; and

5.	income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% gross income test described in 1 through 4 above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of either or both of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income. In addition, income and gain from certain hedging transactions will be disregarded as gross income for purposes of both the 75% and 95% gross income tests. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Hedging Transactions.”

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. We may invest in loans secured by real property that is under construction or being significantly improved, in which case the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. Until there is clarification of how interest income related to such loans should be treated for purposes of the 75% gross income test, we intend to measure our compliance with the 75% gross income test by treating a portion of the gross interest income as nonqualifying for such test. The amount of interest income from such a loan that we intend to treat as qualifying will equal the product of the interest income from such loan recognized during the year multiplied by a fraction the numerator of which is the fair market value of the real property securing the loan (measured as required pursuant to the applicable Treasury Regulations and related guidance) and the denominator of which is the highest unpaid principal balance of such loan during the portion of the taxable year that we own the loan. Generally, the assets that serve as collateral for the loans we own are not susceptible to precise valuation and we cannot provide any assurance that the IRS would not successfully challenge our valuations for these purposes. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is considered real property and is not held as inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales of the borrower or lessee, and no part is based on the net income or profits of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly, such income generally will qualify for purposes of the gross income tests.

Any amount includable in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. See below under “—Requirements for Qualification as a REIT—Asset Tests” for a discussion of the effect of investments in REMICs and other types of securities on our qualification as a REIT.

Among the assets we hold and may continue to hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We believe that we have and intend to continue to structure any investments in mezzanine loans in a manner that allows us to comply with the applicable REIT qualification requirements. Certain components of the safe harbor relate to valuations of the underlying real property and the value of the pass-through entity’s other assets. Generally, the assets that serve as collateral for the loans we own are not susceptible to precise valuation and therefore we cannot provide any assurance that the IRS would not successfully challenge our valuations for these purposes. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans. To the extent we make mezzanine loans that do not qualify as real estate assets, the interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and gross income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification as a REIT—Asset Tests” and “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT.”

We may invest in agency securities that are pass-through certificates. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.

Fee Income. We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income, Subpart F Income, and Gains from the Sale of Stock in Corporations. We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Distributions in excess of a corporations current and accumulated “earnings and profits” (as calculated for U.S. federal income tax purposes) generally will be treated as gain from the sale of stock to the extent that such distributions exceed our tax basis in such stock. Such distributions and gain will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We own (and likely will own in the future) stock in certain corporations that we do not control. If those corporations pay dividends or engage in transactions that cause us to recognize significant amounts of income that is nonqualifying for the 75% gross income test, we could fail to qualify as a REIT, unless a cure is available. See “—Failure to Satisfy Gross Income Tests.” Any dividends that we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

In addition, we may be required to include in gross income our share of the “Subpart F income” of one or more foreign (non-U.S. corporations) in which we invest, regardless of whether we receive distributions from the foreign corporations. The treatment of Subpart F income for purposes of the gross income tests applicable to REITs is not entirely clear and may depend upon, among other things, the income and operations of the relevant foreign corporation which generated the Subpart F income. If we recognize Subpart F income which is treated as nonqualifying income for purposes of one or both of the gross income tests, we could fail to qualify as a REIT, unless a cure is available.

Income from Hedging Transactions. From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of either the 95% or 75% gross income tests provided that the transaction is “clearly identified.” Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to any item of income or gain satisfying the 75% and 95% gross income tests will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified.” In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We believe that we have and intend to continue to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

•	First, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

•	Third, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, and the rent paid by the TRS is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively holds 10% or more of the tenant.

•	Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to tenants of our properties, other than through an independent contractor, as long as our income from the services does not exceed 1% of our total gross income from the property. For purposes of this test, we are deemed to have received income from non-customary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests.

Unless we determine that the resulting nonqualifying income under any of the following circumstances, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we currently do not and we do not intend to:

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease;

•	rent any property to a related party tenant, including a TRS;

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above; or

•	directly perform services considered to be non-customary or provided for the tenant’s convenience.

With respect to our hotel properties, in order for the rent paid pursuant to the hotel leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes. Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases for U.S. federal income tax purposes depends upon an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, Section 7701(e) of the Internal Revenue Code provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We have structured our hotel leases and we currently intend to structure future leases, if any, to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:

•	the property owning entity and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through the hotel managers, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

•	the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

•	in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

•	the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the hotels or (B) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

•	the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•	upon termination of the lease, the applicable hotel will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, a lease were recharacterized as a service contract or partnership agreement, rather than a true lease, or disregarded altogether for tax purposes, all or part of the payments that the lessor receives from the lessee would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.”

As indicated above, “rents from real property” must not be based in whole or in part on the income or profits of any person. We structured our hotel leases, and we currently intend to structure future leases, if any, such that the leases provide for periodic payments of a specified base rent plus, to the extent that it exceeds the base rent, additional rent which is calculated based upon the gross sales of the hotels subject to the lease, plus certain other amounts. Payments made pursuant to these leases should qualify as “rents from real property” since they are generally based on either fixed dollar amounts or on specified percentages of gross sales fixed at the time the leases were entered into. The foregoing assumes that the leases will not be renegotiated during their term in a manner that has the effect of basing either the percentage rent or base rent on income or profits.

The foregoing also assumes that the leases are not in reality used as a means of basing rent on income or profits. More generally, the rent payable under the leases will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice. It is our intention to not renegotiate the percentages used to determine the percentage rent during the terms of the leases in a manner that has the effect of basing rent on income or profits. In addition, we structured our hotel leases, and we currently intend to structure future leases, if any, to ensure that the rental provisions and other terms of the leases conform with normal business practice and are not intended to be used as a means of basing rent on income or profits.

We lease certain items of personal property to our TRS lessees in connection with the hotel leases. Under the Internal Revenue Code, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The amount of rent attributable to personal property is the amount which bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. We believe that, with respect to our hotel leases, either the amount of rent attributable to personal property does not exceed 15% of the total rent due under the lease (determined under the law in effect for the applicable period), or, if the rent attributable to personal property constitutes nonqualifying income, such amounts, when taken together with all other nonqualifying income earned by us, does not jeopardize our qualification as a REIT.

Income from Prohibited Transactions. Net income, including our share of such income realized by the Operating Partnership or any other subsidiary partnership and that we derive from a prohibited transaction is excluded from gross income solely for purposes of the gross income tests and subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us.

We believe that no material asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to continue to structure our activities to avoid transactions that would result in a material amount of prohibited transactions tax.

Income from Foreclosure Property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made and remains in place generally will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We expect to make the foreclosure property election with respect to property we acquire through foreclosure if the election is available (which may not be the case with respect to acquired “distressed loans”) and the income related to such property that otherwise would be nonqualifying for purposes of the REIT gross income tests is material.

Cash/Income Differences/Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We have acquired and may continue to acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBSs that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph, if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, we have acquired and may continue to acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS generally would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or MBSs acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

We may also be required under the terms of indebtedness that we incur to private lenders or otherwise to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to holders of our securities.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests. We have monitored and intend to continue to monitor our sources of income, including any nonqualifying income received by us, and to manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

At the close of each calendar quarter, we must satisfy the following six tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of MBSs and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

(2)	not more than 25% of our total assets may be represented by securities other than those described in (1) above;

(3)	except for securities described in (1) above and securities in TRSs or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

(4)	except for securities described in (1) above and securities in TRSs or QRSs we may not own more than 10% of any one issuer’s outstanding voting securities;

(5)	except for securities described in (1) above, securities in TRSs or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer; and

(6)	not more than 25% of our total assets may be represented by securities of one or more TRSs.

The 5% and 10% asset tests do not apply to securities of TRSs and QRSs. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Internal Revenue Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” (as defined in the Internal Revenue Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

As discussed above, we intend to invest in agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” or we otherwise derive excess inclusion income (for instance, as a result of an investment in a taxable mortgage pool) we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or MBSs that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is, at a given time, equal to or less than the greater of (a) the value of the real property securing the loan as of a relevant testing date, or (b) the current value of the real property then treated as securing the loan for purposes of Revenue Procedure 2014-51. There are, however, uncertainties regarding the application of the principles of Revenue Procedure 2014-51. There can be no assurance that later interpretations of or any clarifications to this Revenue Procedure will be consistent with how we currently are applying it to our REIT compliance analysis.

As discussed above, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test and the 10% vote or value test. See “—Requirements for Qualification as a REIT—Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We generally do not and will not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. Moreover, values of some assets that we own may not be susceptible to a precise determination, and such values can change rapidly, significantly and unpredictably. There can be no assurance that the IRS will not disagree with our determinations as to value and the IRS could assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could adversely affect the application of the REIT asset requirements to certain of our investments. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or other investments will not cause a violation of the REIT asset tests.

We may enter into repurchase agreements under which we will normally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests. The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities in such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset), but a change in value of existing assets coupled with an acquisition of new assets could cause us to fail the asset tests. Our business involves regularly acquiring new assets and, accordingly, we generally would not expect to benefit from this rule for purposes of our 75% asset test compliance or the 25% TRS value limitation. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to holders of our securities in an amount at least equal to:

•	the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and (2) 90% of our net income, if any, (after tax) from foreclosure property; minus

•	the sum of specified items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains and (2) cannot be passed through or used by our stockholders. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition). The results described in this paragraph also could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the “built-in gain” would be measured as of the beginning of the year in which we first re-qualify as a REIT.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, to pay dividends in the form of taxable in-kind distributions of property, or take other actions. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. The terms of our credit facility (or other debt we incur in the future) may limit our ability to pay distributions to our shareholders, which could in turn adversely impact our ability to meet the REIT distribution requirements, eliminate our entire U.S. federal income tax liability or maintain our REIT qualification.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT. Failure to comply could result in monetary fines.

Foreign Investments

We and our subsidiaries hold, and may acquire additional, investments in foreign countries, requiring us to pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. We could be subject to U.S. federal income tax rules intended to prevent or minimize the value of the deferral of the recognition by us of passive-type income of foreign entities in which we own a direct or indirect interest. As a result, we could be required to recognize taxable income for U.S. federal income tax purposes prior to receiving cash distributions with respect to that income or, in certain circumstances, pay an interest charge on U.S. federal income tax that we are deemed to have deferred. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains may be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Requirements for Qualification as a REIT—Gross Income Tests.”

Taxable Mortgage Pools and Excess Inclusion Income

If we have an investment in an arrangement that is classified as a “taxable mortgage pool,” that TMP arrangement will be subject to tax as a separate corporation unless we own 100% of the equity in such TMP arrangement. Whether an arrangement is or is not a TMP may not be susceptible to precise determination. If an investment in which we own an interest is characterized as a TMP and thus as a separate corporation, we will satisfy the 100% ownership requirement only so long as we own all classes of securities that for tax purposes are characterized as equity, which is often an uncertain factual issue. Accordingly, if an investment in which we own an interest is characterized as a TMP and thus a separate corporation, we may be unable to comply with the REIT asset tests that restrict our ability to own most corporations. A portion of the REIT’s income from a TMP arrangement that is not taxed as a separate corporation, which might be non-cash accrued income, could be treated as “excess inclusion income.” The manner in which excess inclusion income is calculated is not clear under current law. However, as required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. Under the IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. A REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax;

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

•	is taxable (at the highest corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, all distributions to stockholders, to the extent of current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that stockholders taxed as individuals currently would receive qualified dividend income that would be taxed at capital gains rates, and corporate stockholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Certain Considerations Relating to the Combination

The capitalization of our Operating Partnership as part of the Combination is intended to constitute, for U.S. federal income tax purposes, a tax-deferred contribution by us to a partnership. As a result, neither we nor holders of our stock, in respect of those stock holdings, are expected to have recognized significant gain or loss for U.S. federal income tax purposes as a result of the Combination. In addition, the Combination is not expected to adversely affect our ability to continue to qualify as a REIT. Notwithstanding the foregoing, under the “investment company” rules under Section 721 of the Code, the Combination generally would not qualify for tax-deferred treatment to the extent it is treated under such rules as a contribution by us to an “investment company.” The investment company rules are complex, and there also is uncertainty regarding other aspects of the U.S. federal tax treatment of the Combination. If the Combination were determined to have failed to qualify for tax-deferred treatment under the investment company rules or otherwise, we generally would be treated as having recognized taxable gain for U.S. federal income tax purposes, possibly up to the extent that the fair market value of our assets immediately prior to the Combination exceeded their adjusted tax basis. If and to the extent that we were unable to make distributions for the year in which the Combination occurred at least equal to our taxable income (including our net long term capital gain and also any taxable income or gain recognized in connection with the Combination), we would be subject to U.S. federal income tax (and potentially excise tax) on any undistributed amounts and may also be unable to satisfy the distribution requirements applicable to REITs.

In addition, as a general matter, as a REIT, we generally are unable to conduct directly a portion of the third-party management business of our former external manager that we acquired in connection with the Combination. We therefore conduct those operations through one or more TRSs. As described above under “—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Taxable REIT Subsidiaries,” our TRSs are subject to regular corporate income tax on their net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax. Moreover, stock and other securities of a TRS constitute nonqualifying assets for purposes of the 75% asset test applicable to REITs, and, thus, as a REIT, no more than 25% of our total gross assets may be comprised of the stock or other securities of one or more TRSs and other nonqualifying assets (including any intangible assets acquired in connection with the Combination which are treated as nonqualifiying assets). In addition, dividends payable by TRSs constitute qualifying income for purposes of the 95% gross income test, but nonqualifying income for purposes of the 75% gross income test. Accordingly, if the value of the business we are acquiring in connection with the Combination and the income generated thereby increases relative to the value of our other, REIT-compliant assets and the income produced thereby, we may fail to satisfy one or more of the requirements applicable to REITs.

Tax Aspects of our Investment in the Operating Partnership

General

Upon consummation of the Combination, we hold substantially all of our assets through the Operating Partnership. In general, an entity classified as a partnership (or a disregarded entity) for U.S. federal income tax purposes is a “pass-through” entity that is not subject to U.S. federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we will include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of the assets held by the Operating Partnership. Consequently, the Operating Partnership’s assets and operations may affect our ability to qualify as a REIT.

Entity Classification

Our investment in the Operating Partnership involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of the Operating Partnership. If the IRS were to successfully treat the Operating Partnership as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the Operating Partnership would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests,” and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of the Operating Partnership for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

A partnership is a “publicly-traded partnership” under Section 7704 of the Code if:

(1)	interests in the partnership are traded on an established securities market; or

(2)	interests in the partnership are readily tradable on a “secondary market” or the “substantially equivalent” of a secondary market.

We expect and intend that for U.S. federal income tax purposes, the Operating Partnership will not be a publicly-traded partnership. There is a risk, however, that a right of a holder of units of the Operating Partnership to redeem the units for shares of common stock could cause units of the Operating Partnership to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market, or on the substantial equivalent of a secondary market, if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We expect that the Operating Partnership will qualify for at least one of these safe harbors at all times in the foreseeable future. Neither we nor the Operating Partnership can or will be able to provide any assurance that the Operating Partnership will continue to qualify for one of the safe harbors mentioned above.

If the Operating Partnership is a publicly-traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We intend and expect that the Operating Partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly-traded partnership. The income requirements applicable to us in order to qualify as a REIT under the Code and the definition of qualifying income under the publicly-traded partnership rules are very similar. Although differences exist between these two income tests, we do not expect that these differences would cause the Operating Partnership not to satisfy the 90% gross income test applicable to publicly-traded partnerships.

Allocations of Partnership Income, Gain, Loss and Deduction

The OP Operating Agreement generally provides that items of operating income and loss will be allocated to the holders of Operating Partnership units in proportion to the number of units held by each such unit holder. Certain limited partners may agree in the future to guarantee debt of the Operating Partnership or otherwise be disproportionately allocated debt of the Operating Partnership. As a result such unitholders could under limited circumstances be allocated net loss that would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss generally are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under this section of the Code.

Tax Allocations with Respect to the Properties

In general, under the Code and the Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in that partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely made for U.S. federal income tax purposes and generally do not affect other economic or legal arrangements among the partners.

The Treasury Regulations provide partnerships with a choice of several methods of accounting for book-tax differences. Under the traditional method, which is the least favorable method from our perspective, and the method which we and the Operating Partnership have agreed to use for assets acquired in connection with the Combination, the carryover basis of contributed properties in the hands of the Operating Partnership (or other subsidiary partnership) (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to the sale, with a corresponding benefit to the contributing partners. Therefore, for instance, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from the Operating Partnership. Such phantom income could adversely affect our ability to comply with the REIT distribution requirements and result in a greater portion of our distribution being taxable as a dividend. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

These general rules may apply to a contribution of property by us to the Operating Partnership or one or more of our subsidiary partnerships. To the extent that the Operating Partnership (or another subsidiary partnership) acquires appreciated (or depreciated) properties by way of capital contributions (such as in connection with the Combination), allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may also apply to the contribution by us to the Operating Partnership (or another subsidiary partnership) of the net cash proceeds received in offerings of our securities. As a result, unitholders, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the Operating Partnership’s (or other subsidiary partnership’s) properties than would be the case if the Operating Partnership’s (or such subsidiary partnership’s) assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to the Operating Partnership. This could cause us to recognize taxable income in excess of cash flow from the Operating Partnership (or subsidiary partnership), which might adversely affect our ability to comply with the REIT distribution requirements and result in a greater portion of our distribution being taxable as a dividend.

Taxation of Holders of Our Securities

Taxation of Taxable U.S. Holders

This section summarizes the taxation of U.S. holders that are not tax-exempt organizations. For these purposes, a U.S. holder is a beneficial owner of our securities that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our securities by the partnership.

Distributions Generally. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by U.S. holders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our securities constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. holders who receive dividends from taxable subchapter C corporations.

Distributions to Holders of Depositary Shares. Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of the underlying preferred shares. In addition, (1) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (2) the tax basis of each share of the underlying preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (3) the holding period for the underlying preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares. For a discussion of the treatment of dividends and other distributions with respect to the preferred stock. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.”

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. holders as long-term capital gains without regard to the period for which the U.S. holder that receives such distribution has held its securities. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case U.S. holders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•	a long-term capital gain distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 20%, and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that they do not exceed the adjusted basis of the U.S. holder’s securities in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these securities. To the extent that such distributions exceed the adjusted basis of a U.S. holder’s securities, the U.S. holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the securities have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a U.S. holder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Colony Capital, Inc.” and “—Requirements for Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. holders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. holders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. holder, that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our U.S. holders if a portion of a dividend paid by us is attributable to excess inclusion income.

Qualified Dividend Income. With respect to U.S. holders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. holders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. holders as capital gain, provided that the U.S. holder has held the securities with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such security became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any TRS in which we may own an interest);

•	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our TRSs, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a “qualifying foreign corporation” if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our securities will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to our securities. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. holder that elects to treat capital gain dividends, capital gains from the disposition of securities, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. holders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

Dispositions of Our Securities. In general, a U.S. holder will realize gain or loss upon the sale, redemption or other taxable disposition of our securities in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis in the securities at the time of the disposition. In general, a U.S. holder’s adjusted basis will equal the U.S. holder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on it and reduced by returns on capital. In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of securities will be subject to a maximum U.S. federal income tax rate of 20%, if our securities are held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the security is held for one year or less. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. holder) to a portion of capital gain realized by a non-corporate U.S. holder on the sale of the Company’s securities that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains.

Capital losses recognized by a U.S. holder upon the disposition of our securities that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income. In addition, any loss upon a sale or exchange of securities by a U.S. holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Net Investment Income Tax. In certain circumstances, certain U.S. stockholders that are individuals, estates, and trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. Prospective investors should consult their own tax advisors regarding this tax.

Foreign Account Reporting. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Prospective investors are advised to consult their own tax advisors regarding this legislation. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of our Securities—U.S. Holders—Withholding on Payments in Respect of Certain Foreign Accounts.”

Redemption of Preferred Stock and Depositary Shares. Whenever we redeem any preferred stock or depositary shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred stock or depositary shares to a holder of such securities can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred stock or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such securities upon the redemption and such holder’s adjusted tax basis in the shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a

“complete termination” of the holder’s interest in all classes of our stock under Section 302(b)(3) of the Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the preferred stock under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the shares being redeemed, but also such holder’s ownership of other classes and series of our securities and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our preferred stock or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code. If the holder of preferred stock or depositary shares owns (actually or constructively) none of our voting stock, or owns an insubstantial amount of our voting stock, based upon current law, it is probable that the redemption of securities from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our preferred stock or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred stock or depositary shares will be treated as a distribution on our shares as described under “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders— Distributions Generally,” and “—Taxation of Holders of Our Securities—Taxation of Non-U.S. Holders—Distributions Generally.”

If the redemption of a holder’s preferred stock or depositary shares is taxed as a distribution, the adjusted basis of such holder’s redeemed securities will be transferred to any other securities held by the holder. If the holder owns no other securities, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. With respect to a redemption of our preferred stock or depositary shares that is treated as a distribution with respect to our securities, which is not otherwise taxable as a dividend, the IRS has proposed Treasury Regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some securities, even though the holder’s aggregate basis for the securities would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury Regulations would not permit the transfer of basis in the redeemed shares of the preferred stock to the remaining securities held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred or depositary shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury Regulations will ultimately be finalized.

Conversion of Our Preferred Stock into Common Stock. Except as provided below, a U.S. holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock. Except as provided below, a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our securities as described above in “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.” Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Dispositions of Our Securities.” U.S. holders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.

Taxation of Tax-Exempt U.S. Holders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a U.S. tax-exempt holder has not held our securities as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt holder), (2) our securities are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our securities generally should not give rise to UBTI to a U.S. tax-exempt holder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, if we hold residual interests in a REMIC, or if we otherwise derive excess inclusion income, a portion of the dividends paid to a U.S. tax-exempt holder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt holders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those holders whose ownership gave rise to the tax. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our tax-exempt U.S. holders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such holders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our securities. These holders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our securities could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•	either (i) one pension trust owns more than 25% of the value of our securities, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our securities, collectively owns more than 50% of the value of our securities; and

•	we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the interests of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts.

Certain restrictions on ownership and transfer of our common stock and preferred stock contained in our charter generally should prevent a person from owning more than 10% of the value of our common stock or preferred stock, and thus we are not likely to become a pension-held REIT.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our securities.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable to non-U.S. holders. For purposes of this summary, “non-U.S. holder” is a beneficial owner of our securities that is not a U.S. holder (as defined above under “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally. As described in the discussion below, distributions paid by us with respect to our securities will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our common stock will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our common stock is no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends. A distribution paid by us to a non-U.S. holder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	not attributable to our net capital gain; or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. holder owns 5% or less of the value of the applicable class or series of our securities at all times during the one-year period ending on the date of distribution.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our securities. In cases where the dividend income from a non-U.S. holder’s investment in our securities is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% (or lower applicable treaty rate) branch profits tax in the case of a non-U.S. holder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. holder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us;

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business; or

•	the non-U.S. holder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our non-U.S. holders if a portion of a dividend paid by us is attributable to excess inclusion income.

Return of Capital Distributions. Unless (A) our securities constitute a USRPI or (B) either (1) the non-U.S. holder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our securities constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. holder’s proportionate share of our earnings and profits, and (2) the non-U.S. holder’s basis in its securities, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the holder’s share of our earnings and profits.

Capital Gain Dividends. A distribution paid by us to a non-U.S. holder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•	the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. holder owns more than 5% of the applicable class or series of our securities at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. holder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. holder unless:

•	the non-U.S. holder’s investment in our securities is effectively connected with a U.S. trade or business of the non-U.S. holder, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a non-U.S. holder that is a corporation also may be subject to the 30% (or lower applicable treaty rate) branch profits tax; or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sales by us of USRPIs and paid to a non-U.S. holder that owns more than 5% of the value of the applicable class or series of our securities at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, such distributions may also be subject to a 30% (or lower applicable treaty rate) branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. holder will be subject to special withholding rules under FIRPTA.

We may be required to withhold and remit to the IRS 35% (or, to the extent provided in Treasury Regulations, 20%) of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. holder whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability or refundable when the non-U.S. holder properly and timely files a tax return with the IRS.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our securities held by non-U.S. holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. holder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. holder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. holder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. holder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Securities. Unless our securities constitute a USRPI, a sale of our securities by a non-U.S. holder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular holder, our securities will constitute a USRPI only if each of the following three statements is true:

•	Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•	We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our common stock is publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

•	Either (a) the applicable class or series of our securities is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) the applicable class or series of our securities is “regularly traded” on an established securities market and the selling non-U.S. stockholder has held over 5% of the applicable class or series of our securities any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our securities even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. holder (1) disposes of our securities within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. holder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares of our securities during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our securities was subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the securities could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our securities that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Foreign Account Reporting/FATCA. FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Prospective investors are advised to consult their own tax advisors regarding this legislation. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities—Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities.”

Conversion of Our Preferred Stock into Common Stock. Except as provided below, a non-U.S. holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, provided our preferred stock does not constitute a USRPI. Even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. holder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our stock as described under “—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders—Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock as described under “—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders—Dispositions of Our Stock.” Non-U.S. holders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.

Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities

U.S. Holders

Generally. In general, information reporting requirements will apply to payments or distributions on our securities and payments of the proceeds of the sale of our securities to some holders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax (currently at a rate of 28%), if:

•	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

•	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

•	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

•	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

Some holders of our securities may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder of our securities will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS. A U.S. holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Withholding on Payments in Respect of Certain Foreign Accounts. Under FATCA, certain payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of FATCA on their ownership and disposition of their securities. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities—Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities” below.

Non-U.S. Holders

Generally. Generally, information reporting will apply to payments or distributions on our securities, and backup withholding, currently at a rate of 28%, may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The proceeds from a disposition by a non-U.S. holder of securities to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker.

Generally, non-U.S. holders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of non-U.S. holders when payments to the non-U.S. holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. holder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, a non-U.S. holder is advised to consult its tax advisor regarding the information reporting requirements applicable to it.

Withholding on Payments to Certain Foreign Entities. FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations, the required withholding generally began to apply July 1, 2014 with respect to dividends on our stock, but will not begin until January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Considerations

Treatment of Depositary Shares

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and holders of our securities may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our holders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to holders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

Tax Shelter Reporting

If a holder of our securities recognizes a loss as a result of a transaction with respect to our securities of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Holders of our securities should consult their tax advisors to determine the applicability of these Treasury regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our shares of Class A common stock are listed under the symbol “CLNY,” our Series A Preferred Stock is listed under the symbol “CLNYPrA” and our Series B Preferred Stock is listed under the symbol “CLNYPrB,” in each case on the NYSE. Any securities that we issue, other than our Class A common stock and our Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of (i) Colony Capital, Inc. (the Company, formerly Colony Financial, Inc.) at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and (ii) CAH Operating Partnership, L.P. and Subsidiaries at December 31, 2014 and 2013, and for the years ended December 31, 2014 and 2013 and the period from July 30, 2012 (inception) through December 31, 2012, all appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, (including the schedules appearing therein) and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2,000,000 Shares

Class A Common Stock

Prospectus Supplement

May 29, 2015